UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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CENTURY CASINOS, INC.

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(Name of Registrant as Specified In Its Charter)

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April 29, 2016

Dear Stockholder:

We cordially invite you to electronically attend the Annual Meeting of Stockholders of Century Casinos, Inc., which will be held on Thursday, June 9, 2016, at 8:00 a.m. Mountain Time (4:00 p.m. Central European Time). We are pleased to announce that this year’s Annual Meeting will again be a virtual meeting via live webcast on the Internet.  You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/cnty2016.

At the Annual Meeting, you will be asked to vote on proposals to elect two Class I directors to our Board of Directors, ratify the appointment of our independent registered public accounting firm, approve an advisory (non-binding) resolution regarding the compensation of our named executive officers, approve and adopt the Century Casinos, Inc. 2016 Equity Incentive Plan and consider such other business as may properly come before the meeting.

Enclosed is a notice of the Annual Meeting, the proxy statement and proxy card along with a copy of our Annual Report for the 2015 fiscal year.

We encourage you to read the enclosed proxy statement and vote promptly.  If you attend the Annual Meeting, you may vote in person via the Internet even if you previously voted by proxy.  Thank you for your interest and support.

Sincerely,

/s/ Erwin Haitzmann

Erwin Haitzmann

Chairman of the Board of Directors

455 E. Pikes Peak Ave., Suite 210

Colorado Springs, CO 80903

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2016 Annual Meeting of Stockholders of Century Casinos, Inc., a Delaware corporation, will be convened on Thursday, June 9, 2016 at 8:00 a.m. Mountain Time (4:00 p.m. Central European Time) via the Internet at www.virtualshareholdermeeting.com/cnty2016, for the following purposes:

1.	To elect two Class I directors to our Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers;

4.	To approve and adopt the Century Casinos, Inc. 2016 Equity Incentive Plan; and

5.	To transact such other business as may properly come before the meeting in accordance with our bylaws or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting in person via the Internet by going to the following web address:

www.virtualshareholdermeeting.com/cnty2016

Only those stockholders of record owning shares of our common stock at the close of business on April 11, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. A complete list of these stockholders will be available for ten days prior to the meeting at the office of our Corporate Secretary at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903, and at the Annual Meeting.

If you attend the Annual Meeting via the live webcast, go to www.virtualshareholdermeeting.com/cnty2016 at least 15 minutes prior to the start time to register. Click on the link to the audio-only webcast on that page and a script will take you through the steps necessary to access the webcast. You will need to have your proxy card when you access the website. You will be prompted to enter your control number to create and submit an electronic ballot.

Our proxy statement is enclosed. Stockholders who cannot attend the meeting via Internet should vote by using the enclosed proxy card. Please fill-in, date, sign and return the enclosed proxy card in the enclosed envelope so that your shares may be voted at the meeting. If you attend the meeting via the Internet, you may revoke your proxy and vote in person. Your vote is important.

By order of the Board of Directors,

/s/ Margaret Stapleton

Margaret Stapleton

Executive Vice President and Corporate Secretary

Colorado Springs, Colorado

April 29, 2016

455 E. Pikes Peak Ave., Suite 210

Colorado Springs, CO 80903

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held on June 9, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Century Casinos, Inc. for the Annual Meeting of Stockholders (“Annual Meeting”) to be held via the Internet at www.virtualshareholdermeeting.com/cnty2016 on Thursday, June 9, 2016, at 8:00 a.m. Mountain Time (4:00 p.m. Central European Time), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed materials were first mailed on or about May 2, 2016 to our stockholders of record as of April 11, 2016.

The matters to be brought before the Annual Meeting are proposals to elect two Class I directors to our Board of Directors, ratify the appointment of our independent registered public accounting firm for the year ending December 31, 2016, approve an advisory (non-binding) resolution regarding the compensation of our named executive officers, approve and adopt the Century Casinos, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) and the transaction of such other business that properly comes before the meeting.

All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting. If a stockholder directs how a proxy is to be voted with respect to the business coming before the Annual Meeting, the proxy will be voted in accordance with the stockholder’s directions. If a stockholder does not direct how a proxy is to be voted, it will be voted in favor of the election of the two Class I director nominees to the Board named in this proxy statement, for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016, for the approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers, for the approval and adoption of the 2016 Plan, and in the proxy holder’s discretion in accordance with our bylaws for any other matters properly presented to be considered at the Annual Meeting. A proxy may be revoked at any time before it is exercised by giving written notice to our Corporate Secretary at the above address or by delivery of a subsequently executed proxy. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a proxy. Stockholders will not be able to vote their shares by phone at the meeting.

Proxies are being solicited by mail, and, in addition, our directors, officers and regular employees (who will not receive any additional compensation) may solicit proxies personally, by telephone, by email, or by special correspondence. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our common stock. All expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material and in connection with the solicitation of proxies in regard to the proposals brought forward by us and included in this proxy statement will be paid by us.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 9, 2016.

This proxy statement and the annual report to stockholders are available at www.proxyvote.com. None of the information contained in our annual report is proxy solicitation material.

VOTING SECURITIES

Only stockholders of record at the close of business on April 11, 2016 will be entitled to vote at the Annual Meeting. On that date, there were 24,431,120 shares outstanding of our common stock, our only class of voting securities. Each share of common stock is entitled to one vote per share. Cumulative voting in the election of directors is not permitted.

The holders of a majority of our issued and outstanding shares of common stock, represented either in person or by proxy and entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting. A vote of the holders of a majority of the common stock present, either in person or by proxy, and entitled to vote, is required to elect the Class I director nominees, to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016, to approve the advisory (non-binding) resolution regarding the compensation of our named executive officers and to approve and adopt the 2016 Plan.

A stockholder entitled to vote may abstain from voting for nominees for director in the election of directors and may abstain from voting on any of the other proposals. Abstentions are counted for purposes of determining a quorum to conduct business. Abstentions will have the effect of a vote “against” a proposal, since an abstention represents a share entitled to vote and is included in the denominator in determining the percentage approved. The inspectors of election will treat broker non-votes, which are shares held by brokers or nominees for which the broker or nominee has no discretionary power to vote on a particular matter and for which they have received no instructions from the beneficial owners or persons entitled to vote, as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matters as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, including the election of directors, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

STOCKHOLDER PROPOSALS

If you are a stockholder who wishes to present a proposal for inclusion in the proxy statement and form of proxy for consideration at our 2017 Annual Meeting of Stockholders, you must submit your proposals to the attention of our Corporate Secretary at our executive office at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903, so that the proposal is received by us no later than January 2, 2017. In order for a stockholder proposal to be properly considered at the 2017 Annual Meeting, our Corporate Secretary must have received notice of the proposal no sooner than December 11, 2016 and no later than February 9, 2017, in accordance with our amended and restated bylaws. Proposals received by us before December 11, 2016 or after February 9, 2017 will be deemed untimely and will not be considered at the 2017 Annual Meeting.

STOCKHOLDER COMMUNICATIONS AND DIRECTOR NOMINATIONS

Stockholders or other interested parties may communicate with our Board, any individual director, or members of any Board committee. Stockholders should send any communications to investor@cnty.com, and identify the intended recipient or recipients. All communications addressed to the Board or any identified director or directors will be forwarded to the identified person or persons.

In order to nominate candidates for election to our Board, nominations must be timely received from a stockholder of record at our executive office at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903, as described above under “Stockholder Proposals”, and must set forth the name, age, business address and residence address of each nominee, the nominees’ principal occupation or employment, the number of shares of our common stock owned by each nominee, and any other information regarding each nominee required to be disclosed by applicable laws. The nomination must also state the name and address of the stockholder making such nominations and the number of shares of common stock owned by such person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes of directors as nearly equal in number as possible. Each director who is elected at an Annual Meeting will be elected for a three-year term expiring at the third Annual Meeting of stockholders after such director’s election. Accordingly, directors of one class only are elected at each year’s Annual Meeting of stockholders. All nominees, if elected, will serve until the expiration of their respective three-year terms or until their successors are duly elected and qualified. Our Board consists of five directors in three classes as follows: (i) two Class I directors, Mr. Robert S. Eichberg and Dr. Dinah Corbaci, whose terms will expire at the 2016 Annual Meeting; (ii) one Class II director, Mr. Peter Hoetzinger, whose term will expire at the 2017 Annual Meeting; and (iii) two Class III directors, Dr. Erwin Haitzmann and Mr. Gottfried Schellmann, whose terms will expire at the 2018 Annual Meeting.

Based on the recommendations of our Governance and Nominating Committee, the Board has nominated Mr. Robert S. Eichberg and Dr. Dinah Corbaci for election as Class I directors to serve for three-year terms expiring at the 2019 Annual Meeting of stockholders.

Mr. Eichberg is presently a member of the Board of Directors, having served continuously as a director since January 1997.  Dr. Corbaci is presently a member of the Board of Directors, having served continuously as  a director since April 2000.  Mr. Eichberg and Dr. Corbaci have indicated a willingness to serve; however, in the event a nominee becomes unable to serve as a director, all proxies will be voted in accordance with the best judgment of the persons acting under such proxies.

Further information concerning Mr. Eichberg and Dr. Corbaci, the nominees for the Class I directors,  is set forth below under “Information Concerning Executive Officers and Directors.”

Vote Required

The affirmative vote of a majority of our common stock present, either in person or by proxy, and entitled to vote is required to elect each director. Abstentions effectively count as a vote against a nominee. Broker non-votes will have no effect on the outcome of the proposal. Proxies cannot be voted for a greater number of directors than the number nominated.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS CLASS I DIRECTORS.

INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

Information regarding our Board and other executive officers of the Company as of April 17, 2015 is as follows:

Name	Age	Position Held
Erwin Haitzmann	62	Chairman of the Board and Co Chief Executive Officer
Peter Hoetzinger	53	Vice Chairman of the Board, Co Chief Executive Officer and President
Robert S. Eichberg	69	Director
Gottfried Schellmann	62	Director
Dinah Corbaci	61	Director
Margaret Stapleton	54	Executive Vice President, Principal Financial/Accounting Officer and Corporate Secretary
Andreas Terler	47	Managing Director of Century Casinos Europe GmbH, Vice President Operations, Chief Information Officer

Erwin Haitzmann holds a Doctorate and a Masters degree in Social and Economic Sciences from the University of Linz, Austria (1980). Dr. Haitzmann has extensive casino gaming experience ranging from dealer to various casino management positions and has served on numerous casino company boards worldwide. Dr. Haitzmann has been employed full-time by us since May 1993 and has been employed as either our Chief Executive Officer or Co Chief Executive Officer since March 1994. Dr. Haitzmann has served as a director since March 1994. In determining that Dr. Haitzmann should serve as a director, the Board identified Dr. Haitzmann's extensive experience in the gaming industry and general executive management experience. In determining that Dr. Haitzmann should serve as Chairman of the Board, the Board identified Dr. Haitzmann’s length of service with us, his vast and extensive knowledge of the domestic and international casino industry and his knowledge of our overall business.

Peter Hoetzinger received a Masters degree from the University of Linz, Austria (1986). Thereafter, he was employed in several managerial positions in the gaming industry with Austrian casino companies and has served on numerous casino company boards worldwide. Mr. Hoetzinger has been employed full-time by us since May 1993. He has served as our President since 2000 and our Co Chief Executive Officer since March 2005. Mr. Hoetzinger has served as a director since March 1994. In determining that Mr. Hoetzinger should serve as a director, the Board identified Mr. Hoetzinger’s extensive experience in the domestic and international casino industry, general executive management experience and his knowledge of our overall business.

Robert S. Eichberg graduated from Bradley University in 1968 with a B.S. Degree in Accounting and is a Certified Public Accountant. He was employed by the public accounting firm of Deloitte & Touche, LLP from 1974 to 1994, ending his tenure there as tax partner. From 1994 to 1996, he served as tax partner for the public accounting firm of Price Bednar LLP. In 1996, he joined the public accounting firm of Causey Demgen & Moore, P.C., where he will be employed as  a principal until his retirement in June 2016. Mr. Eichberg has served as a director since January 1997. In determining that Mr. Eichberg should serve as a director, the Board identified Mr. Eichberg’s extensive financial, accounting and general executive management experience.

Gottfried Schellmann graduated from University of Vienna with a Law degree and is a Certified Tax Advisor in Austria. After having worked for several firms, including KPMG Germany, as a tax and accounting manager, he formed Schellmann & Partner in 1993, where he specialized in tax and accounting work for provinces and municipalities in Austria. In 1999, he sold Schellmann & Partner to KPMG and served from 1999 to 2008 as a partner. He was a part of the Confederation Fiscale Europeenne, the umbrella organization of the European Associations of Tax Advisors in Brussels, Germany, from 1994 to 2014, holding roles as a representative on the Tax Committee from 1994 to 2004, Chair of the Indirect Tax Committee from 2005 to 2008, Chair of the Tax Committee from 2009 to 2012 and Vice President from 2013 to 2014. Since 2009, he has been a partner in Mueller & Schellmann, a boutique tax advisory company that he formed with a partner in 2009. He is also currently a member of the Worshipful Company of Tax Advisors in London. He is one of the main co-authors, together with certain officers of the Austrian Ministry of Finance, of the Austrian corporate tax code. Mr. Schellmann has served as a director since January 1997. In determining that Mr. Schellmann should serve as a director, the Board identified Mr. Schellmann’s extensive experience in international taxation, risk management, oversight and his general executive management experience.

Dinah Corbaci holds a Doctorate degree in Law from the University of Salzburg, Austria (1981). After her practice on the Austrian Court in Salzburg, she began working at IBM in 1984 where she served as Account Manager for large Austrian governmental customers. During her tenure at IBM from 1984 to 2009, she was responsible for all Austrian governmental customers concerning their strategic hardware development. As Software Account Manager for Software and Solutions, Dr. Corbaci was responsible for Austrian governmental customers’ application modernization and compliance with guidelines for the use of such software. In August 2009, Dr. Corbaci established her own private consulting firm, Dinah Corbaci Consulting for Information Technology. Dr. Corbaci has served as a director since April 2000. In determining that Dr. Corbaci should serve as a director, the Board identified Dr. Corbaci’s extensive experience with e-business solutions, transactions with governmental authorities, risk management, oversight and her general executive management experience.

Margaret Stapleton was appointed Executive Vice President and Principal Financial/Accounting Officer and Corporate Secretary, effective May 2010. She holds a Bachelor of Science degree in Accounting from Regis University, Denver, Colorado (2004) and has over 30 years of experience in corporate accounting and internal audit. Mrs. Stapleton has been employed by us since 2005, including previously serving as our Director of Internal Audit and Compliance from 2005 to 2010.

Andreas Terler is a Graduate Engineer in Applied Mathematics from the University of Graz, Austria (1994). Mr. Terler has more than ten years of casino industry experience. In 2010, Mr. Terler began overseeing our operations in North America, on our cruise ship-based casinos and our Caribbean operations. He has served as our Chief Information Officer since 2006. Mr. Terler has been employed by us since 2006.

There are no family relationships between or among our directors or executive officers.

We have adopted a Code of Business Conduct and Ethics that applies to all directors, executive officers and employees. A complete text of this Code of Business Conduct and Ethics is available on the Corporate – Corporate Governance section of our website (www.cnty.com). Any future amendments to or waivers of the Code of Business Conduct and Ethics will be posted to the Corporate – Corporate Governance section of our website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 11, 2016, concerning common stock ownership by (i) beneficial owners of more than five percent (5%) of our outstanding common stock that have publicly disclosed their ownership, (ii) each named executive officer and each member of our Board, and (iii) all of our executive officers and directors as a group. The number of shares indicated as beneficially owned by each person listed below is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership includes shares that may be acquired upon the exercise of options, warrants, rights or conversion privileges that are exercisable on April 11, 2016, or will become exercisable within 60 days of that date (by June 10, 2016). The percentage ownership of each person listed below is based on the 24,431,120 shares outstanding as of April 11, 2016. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons or entities has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership	Percent of Class
Directors and Executive Officers
Erwin Haitzmann c/o Century Casinos Europe GmbH Untere Viaduktgasse 2 1030 Vienna Austria/Europe	1,575,000 (a)	6.4%
Peter Hoetzinger c/o Century Casinos Europe GmbH Untere Viaduktgasse 2 1030 Vienna Austria/Europe	1,442,397 (b)	5.9%
Robert S. Eichberg 461 White Horse Trail Palm Desert, CA 92211	93,252 (c)	*
Gottfried Schellmann Riemerschmidg 30 2340 Maria Enzersdorf Austria/Europe	83,000 (d)	*
Dinah Corbaci Blechturmgasse 28/31 1040 Vienna Austria/ Europe	62,000 (e)	*
Margaret Stapleton c/o Century Casinos, Inc. 455 E. Pikes Peak Ave., Suite 210 Colorado Springs, CO 80903	58,951 (f)	*
Andreas Terler c/o Century Casinos Europe GmbH Untere Viaduktgasse 2 1030 Vienna Austria/Europe	43,233 (g)	*
All Directors and Executive Officers as a Group (seven persons)	3,357,833	13.7%
5% or Greater Beneficial Owners Ariel Investments, LLC 200 E. Randolph Street, Suite 2900 Chicago, IL 60601	3,316,958 (h)	13.6%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	2,425,446 (i)	9.9%
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	1,926,787 (j)	7.9%

*Less than 1%.

(a)Flyfish Management & Consulting AG owns 1,350,000 of the reported shares (see “Executive Agreements”). Dr. Haitzmann has options to purchase 225,000 shares of our common stock that are exercisable on or before June 10, 2016.

(b)The Hoetzinger Family Foundation owns 94,397 of the reported shares (see “Certain Relationships and Related Transactions”). Focus Lifestyle and Entertainment AG owns 1,123,000 of the reported shares (see “Executive Agreements”). Mr. Hoetzinger has options to purchase 225,000 shares of our common stock that are exercisable on or before June 10, 2016.

(c)Includes 32,500 shares of our common stock issuable upon exercise of stock options that are exercisable on or before June 10, 2016.

(d)Includes (i) 7,500 shares of our common stock issuable upon exercise of stock options that are exercisable on or before June 10, 2016 and (ii) 15,500 shares of our common stock that Mr. Schellman has pledged as collateral in connection with a property acquisition.

(e)Includes 26,700 shares of our common stock issuable upon exercise of stock options that are exercisable on or before June 10, 2016.

(f)Includes 55,951 shares of our common stock issuable upon exercise of stock options that are exercisable on or before June 10, 2016.

(g)Includes 35,000 shares of our common stock issuable upon exercise of stock options that are exercisable on or before June 10, 2016.

(h)Based solely on a Schedule 13G/A filed on February 12, 2016. Ariel Investments, LLC has sole voting power with respect to 2,447,099 shares and sole dispositive power with respect to 3,316,958 shares.

(i)Based solely on a Schedule 13G/A filed on January 27, 2016 by Wells Fargo & Company on its own behalf and on behalf of certain subsidiaries. Wells Fargo & Company has (i) sole voting and dispositive power with respect to 10,216 shares and (ii) shared voting and dispositive power with respect to 2,415,230 shares.

(j)Based solely on a Schedule 13G/A filed on February 11, 2016. Wellington Management Group LLP has shared voting power with respect to 1,266,846 shares and shared dispositive power with respect to 1,926,787 shares.

CERTAIN INFORMATION REGARDING THE BOARD

The Board held two meetings during 2015. Each director attended at least 75% of the meetings of the Board and of each committee on which he or she sits. A majority of our directors are independent directors, as required by the NASDAQ Capital Market (“NASDAQ”) listing standards. Our Board determines whether a director is independent through a broad consideration of facts and circumstances, including an assessment of the materiality of any relation between us and a director not merely from the director’s standpoint, but also from that of persons or organizations with which the director has an affiliation. In making this determination, the Board adheres to the independence criteria defined by the NASDAQ listing standards and applicable SEC rules. Using these standards, our Board has determined that Robert S. Eichberg, Gottfried Schellmann and Dinah Corbaci qualify as independent directors.

Our policy regarding attendance by members of the Board at our Annual Meeting of stockholders is to encourage directors to attend, either in person or by teleconference, subject to their availability during that time.  Dr. Haitzmann was the only Board member to attend the 2015 Annual Meeting.

Audit Committee. We have an Audit Committee of the Board, comprised of Robert S. Eichberg (Chairman), Gottfried Schellmann and Dinah Corbaci, which is governed by an Amended and Restated Charter and Powers of the Audit Committee, a current copy of which can be found at www.cnty.com. The Audit Committee selects and appoints our independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and approves the fees of the independent registered public accounting firm. The Audit Committee also reviews the independence of such accountants, our annual and quarterly financial statements and our system of internal controls. During 2015, the Audit Committee held four meetings.

The Board and the Audit Committee believe that the Audit Committee’s current composition satisfies the applicable rules and pronouncements of NASDAQ and the SEC that govern audit committee selection, experience and composition, including the requirement that all audit committee members be “independent directors,” as that term is defined by such rules. The Board has also determined that Robert S. Eichberg is an “audit committee financial expert,” as defined in applicable regulations of the SEC.

Compensation Committee. We have a Compensation Committee of the Board, which is comprised of Dinah Corbaci and Gottfried Schellmann, both of whom are independent Board members. The Compensation Committee operates pursuant to a written charter that was adopted by the Board, a current copy of which can be found at www.cnty.com.

The Compensation Committee has responsibility to: (i) develop guidelines and review the compensation and performance of our executive officers, and review and approve corporate goals relevant to the compensation of our executive officers in light of our goals and objectives; (ii) determine or recommend to the Board for determination the compensation of the Co Chief Executive Officers and other executive officers based on this evaluation; (iii) review and discuss with management our annual Compensation Discussion and Analysis; (iv) make recommendations to the Board regarding inclusion of the Compensation Discussion and Analysis in our annual proxy statement; (v) make recommendations to the Equity Incentive Plan Committee with respect to incentive-compensation plans and equity-based plans; (vi) develop plans for management succession; (vii) review major organizational and staffing matters; (viii) review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices to the Board; (ix) annually review and reassess the adequacy of the Compensation Committee’s charter and recommend any proposed changes to the Board for approval; (x) annually review the Compensation Committee’s own performance; and (xi) perform any other activities consistent with the Compensation Committee’s charter, our bylaws and applicable laws, rules and regulations that the Compensation Committee or the Board deem appropriate.

The Compensation Committee has the discretion to modify the recommendations and make the final decisions regarding material compensation to executive officers, including base pay, incentive pay (bonus) and equity awards.

The Compensation Committee collaborates with our management team in reviewing the material terms of our existing compensation policies and programs for all employees and believes that such policies and programs do not encourage excessive risk-taking that is reasonably likely to result in a material adverse impact on us.

In fulfilling its responsibilities, the Compensation Committee may delegate any of its responsibilities to one or more subcommittees or to one of its members as the Compensation Committee may deem appropriate in its sole discretion, to the extent permitted by NASDAQ and SEC rules and any other applicable rules and regulations. In addition, the Compensation Committee may engage external compensation consultants to assist in setting executive compensation, but did not do so in 2015. During 2015, the Compensation Committee held one meeting.

Governance and Nominating Committee.  We have a Governance and Nominating Committee comprised of Gottfried Schellmann (Chairman), Robert S. Eichberg and Dinah Corbaci. The Governance and Nominating Committee operates pursuant to a written charter that was adopted by the Board, a current copy of which can be found at www.cnty.com.

The Governance and Nominating Committee has responsibility to: (i) develop and recommend to the Board a set of corporate governance principles applicable to us; (ii) advise the Board on corporate governance matters; (iii) develop and recommend to the Board criteria for the selection of candidates to serve on the Board; (iv) establish procedures for the identification and evaluation of any candidate for the Board, including any incumbent director; (v) establish procedures for stockholders to submit potential candidates for election to the Board; (vi) select and approve all nominees for Board membership; (vii) make recommendations as necessary regarding changes in the size and composition of the Board and each Board committee; (viii) make recommendations as necessary regarding the establishment of new Board committees and selection of directors to serve on each committee; (ix) develop and administer an annual Board and committee evaluation process; (x) annually review the Governance and Nominating Committee’s own performance; and (xi) perform any other activities consistent with the Governance and Nominating Committee charter, our bylaws and applicable laws, rules and regulations that the Governance and Nominating Committee or the Board deem appropriate.

The Governance and Nominating Committee will consider director nominees recommended by stockholders under the same procedure used for considering director nominees recommended by management or other directors. See the “Stockholder Communications and Director Nominations” section of this proxy statement for procedures to be followed by stockholders to submit recommendations.

In fulfilling its responsibilities, the Governance and Nominating Committee may engage external consultants up to an amount of $30,000 per year. No external consultants were used during 2015. We believe that our current Board members collectively possess diverse knowledge and experience in the disciplines that impact our business. Prior to nominating a new director candidate, our Governance and Nominating Committee considers the collective experience of the existing Board members. Based on this evaluation, the Nominating Committee nominates individuals who it believes can either strengthen the Board's sophistication and experience or further diversify the collective experience represented. Although the Board does not currently have a policy directly addressing director diversity, the Governance and Nominating Committee, guided by the Governance and Nominating Committee's charter, generally assesses the diversity of the Board and the effectiveness of its diversity considerations prior to nominating any additional candidates for director. During 2015, the Governance and Nominating Committee held one meeting.

The general criteria that the Governance and Nominating Committee uses to select nominees are:

∠	Such individual’s reputation for integrity, honesty and adherence to high ethical standards;
∠	Demonstrated business acumen, particularly in the casino industry;
∠	Experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives;
∠	Willingness and ability to contribute positively to our decision making process;
∠	Commitment to understanding us and our industry and to regularly attend and participate in meetings of the Board and its committees;
∠

Interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors, and the general public;

∠	Ability to act in the interest of all stakeholders;
∠

Shall not have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director; and

∠	Understanding of the complexity of diverse international business structures.

The Governance and Nominating Committee reviewed the qualifications of Mr. Eichberg and Dr. Corbaci, whose terms expire at the 2016 Annual Meeting, and have recommended to the Board that Mr. Eichberg and Dr. Corbaci be re-elected to the Board for three-year terms expiring at the 2019 Annual Meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding the separation of the roles of Co Chief Executive Officer and Chairman of the Board, as the Board believes it is in our best interests to make that determination based on our particular position and direction and the membership of the Board. The Board has determined that having our Co Chief Executive Officer Dr. Haitzmann serve as Chairman is in the best interest of our stockholders at this time. This structure makes the best use of the Co Chief Executive Officer’s extensive knowledge of us and our industry, as well as fostering greater communication between our management and the Board. The combined role of Chairman and Co Chief Executive Officer is balanced by our governance structure, policies and controls. Three of the five members of our Board of Directors satisfy the requirements of independence promulgated by the SEC and NASDAQ, and the Audit, Compensation, and Governance and Nominating Committees are composed entirely of independent members of the Board. This structure encourages independent and effective oversight of our operations and prudent management of risk.

The Board has not appointed a “lead independent director” due to the small size of the Board and because three of the five directors are independent. The Board therefore does not believe that a “lead independent director” would add significant value at this time.

RISK OVERSIGHT

Our Board of Directors administers its risk oversight function directly and through its committees.  The Board has oversight responsibility for all risks and has various programs to oversee financial and business risks including (i) reviewing and discussing with management the quarterly and annual SEC filings, (ii) reviewing and discussing with management our business strategies and the related business plan, (iii) monitoring quarterly results, and (iv) reviewing and discussing with management results of our enterprise risk management program.

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

The Compensation Committee administers compensation risk oversight through its oversight of compensation practices and the Compensation Committee’s assessment of the potential impact of those practices on risk-taking. The Compensation Committee does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works with the input of our executive officers to assess and analyze the most likely areas of future risk for us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2015, the members of the Compensation Committee were Mr. Gottfried Schellmann and Dr. Dinah Corbaci. Neither of these individuals are current or former officers of the Company or any of our subsidiaries. During 2015, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee.

DIRECTOR COMPENSATION

Directors who are neither our employees nor employees of any of our subsidiaries earn $2,000 for each meeting attended and for each gaming application completed. Directors are reimbursed for expenses reasonably incurred in connection with their service on the Board.

In addition, Mr. Eichberg receives $10,000 per year for his work as Chairman of the Audit Committee.  Mr. Schellmann and Dr. Corbaci each receive an additional $3,000 per year for their work as members of the Audit, Compensation and Governance and Nominating Committees.

Our Amended and Restated 2005 Equity Incentive Plan (the “Amended 2005 Plan”) expired in June 2015. During 2015, we did not grant any equity awards to our non-employee independent directors.

The following table sets forth the compensation of our non-employee directors for 2015:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Robert S. Eichberg	22,000	-	22,000
Gottfried Schellmann	17,000	-	17,000
Dinah Corbaci	17,000	-	17,000

(1)

As of December 31, 2015, the following non-employee directors held options to purchase the following number of shares of our common stock: Mr. Eichberg  - 45,000 shares; Mr. Schellmann -  26,250 shares; and Dr. Corbaci -  42,500 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2015 Performance and Results. During 2015, we made progress on our business strategy of developing new international gaming opportunities. These included the following:

∠	We opened Century Downs Racetrack and Casino (“Century Downs”) in April 2015.
∠	We began operating the southern Alberta pari-mutuel off-track horse betting network through Century Bets! Inc. (“Century Bets”) in May 2015.
∠	We started casino operations on three new cruise ships.
∠	We agreed with Norwegian Cruise Line Holdings (“Norwegian”) to terminate our concession agreements for eight ship-based casinos in exchange for total consideration of $6.0 million.

These actions contributed significantly to our improved 2015 financial results, as follows:

∠	Net operating revenue for the year ended December 31, 2015 was $134.4 million, a 12% increase compared to the year ended December 31, 2014
∠	Adjusted EBITDA* for the year ended December 31, 2015 was $23.5 million, an 83% increase compared to the year ended December 31, 2014
∠	Net earnings attributable to Century Casinos, Inc. shareholders for the year ended December 31, 2015 were $11.9 million, an 867% increase compared to the year ended December 31, 2014
∠	Earnings per share for the year ended December 31, 2015 were $0.49 compared to $0.05 for the year ended December 31, 2014.

*Adjusted EBITDA is a non-GAAP financial measure. For a discussion and reconciliation of Adjusted EBITDA to the most directly comparable measure under United States generally accepted accounting principles (“GAAP”), see Item 6. “Selected Financial Data – Non-GAAP Measures – Adjusted EBITDA” in our Annual Report on Form 10-K for the year ended December 31, 2015.

Our named executive officers, along with many of our other employees, have worked diligently on developing these business opportunities, which we believe will contribute significantly to the success of our Company. For additional information, see “2015 Company Business Developments” below.

Revised Compensation and Governance Programs. In response to the 2015 “Say-on-Pay” vote on the compensation of our named executive officers, at the direction of the Compensation Committee and the Board, the Company has conducted significant outreach to our major stockholders that represent approximately 46% of our total stock ownership to elicit feedback and discuss any concerns they may have about our executive compensation programs and policies. As a result of the 2015 Say-on-Pay vote and the stockholder outreach, the Compensation Committee is revising the design of our executive compensation program, which is expected to, among other things, increase the amount and type of performance-based compensation of our executive officers. The proposed 2016 Equity Incentive Plan includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including:

∠	No repricing of underwater options or stock appreciation rights without stockholder approval.
∠	No discounted option or SAR grants.
∠	Minimum vesting period for all awards.
∠	No liberal share recycling or reload provisions.
∠	No liberal definition of “change in control.”
∠	No automatic accelerated vesting of equity awards upon a change in control.
∠	Limit on non-employee director awards.

The Compensation Committee also has recommended, and the Board of Directors has approved, a number of changes to the Company’s compensation and governance policies that we believe are important and consistent with governance and compensation policy best practices. These include:

∠	Stock Ownership Policy
∠	Hedging and Pledging Policy
∠	Clawback Policy

See “Consideration of Say-on-Pay Results and Stockholder Outreach” and “Compensation Policies” below.

Overview of Compensation Goals and Objectives

The Compensation Committee is responsible for setting and reviewing the compensation of our named executive officers:

∠	Erwin Haitzmann, Chairman of the Board and Co Chief Executive Officer
∠	Peter Hoetzinger, Vice Chairman of the Board, Co Chief Executive Officer and President
∠	Margaret Stapleton, Executive Vice President, Principal Financial/Accounting Officer and Corporate Secretary
∠	Andreas Terler, Managing Director of Century Casinos Europe GmbH, Vice President of Operations and Chief Information Officer

In order to better align the long-term interests of our executives with our stockholders and to attract and retain highly qualified executives, our compensation programs have been designed to provide competitive levels of compensation that integrate pay with our performance, with an emphasis on recognizing individual initiative and achievements.

We base our compensation primarily on our named executive officers’ experience, expertise and performance, with a portion of potential compensation dependent upon our successful long-term performance and position in the international gaming industry. The Compensation Committee believes that the compensation program for our named executive officers is designed to reward long-term performance. The Compensation Committee also believes that our compensation program motivates our named executive officers to deliver financial results that meet or exceed our expectations, seek and develop new gaming opportunities, and effectively manage our widespread international operations.

2015 Company Business Developments

During 2015, we made progress on our business strategy of developing new international gaming opportunities. We opened Century Downs in April 2015. Century Downs, which is located in Balzac, a north metropolitan area of Calgary, Alberta, Canada, offers the only horse race track in the Calgary area and includes a 5.5 furlong (0.7 mile) racetrack, a gaming floor with 550 slot machines, a bar, a lounge, restaurant facilities, an off-track betting area and an entertainment area. We also began operating the southern Alberta pari-mutuel off-track horse betting network through Century Bets in May 2015. Century Bets provides pari-mutuel wagering content and live video to 17 off-track betting parlors throughout southern Alberta and has agreements with over 90 racetracks world-wide to broadcast races through the off-track betting network. During 2015, we started casino operations on three new cruise ships. We also mutually agreed with Norwegian to terminate our concession agreements for eight ship-based casinos that we operated on Oceania Cruises and Regent Seven Seas Cruises, which are indirect subsidiaries of Norwegian, in exchange for total consideration of $4.0 million, plus a limited consulting contract worth $2.0 million.  Our named executive officers, along with many of our other employees, have worked diligently on developing these business opportunities, which we believe will contribute significantly to the success of our Company.

These actions contributed significantly to improved 2015 financial results, as follows: (i) net operating revenue for the year ended December 31, 2015 was $134.4 million, a 12% increase compared to the year ended December 31, 2014; (ii) Adjusted EBITDA  for the year ended December 31, 2015 was $23.5 million, an 83% increase compared to the year ended December 31, 2014; (iii) net earnings attributable to Century Casinos, Inc. shareholders for the year ended December 31, 2015 were $11.9 million, an 867% increase compared to the year ended December 31, 2014; and (iv) earnings per share for the year ended December 31, 2015 were $0.49 compared to $0.05 for the year ended December 31, 2014.

Compensation Program Design

The executive compensation program is designed with our executive compensation objectives in mind and is comprised of fixed and variable pay plans, cash and non-cash plans, and short and long-term payment structures in order to recognize and reward executives for their contributions to us today and in the future.

Our current short-term executive compensation structure consists of base salary and annual incentive compensation in the form of cash bonuses.  Our long-term executive compensation consists of equity awards, which are generally in the form of stock options. The Compensation Committee believes that granting stock option awards to our named executive officers that generally vest over a four-year period promotes retention and motivates our named executive officers to achieve our long-term business objectives since the ultimate value of their stock options is strongly related to their long-term contributions to our Company.

We continually assess and evaluate the internal and external competitiveness of all components of the executive compensation program. Internally, we look at critical and key positions that are directly linked to our profitability and viability. We seek to ensure that the appropriate hierarchy of jobs is in place with appropriate ratios of Chief Executive Officer compensation to other senior executive compensation. Due to the highly competitive nature of the gaming industry, it is important for our pay plans to provide us with the ability to recruit, retain and internally develop top executive talent.

As discussed below, the Compensation Committee is in the process of revising the design of our executive compensation program and has recommended, and the Board of Directors has approved, a number of changes to the Company’s compensation and governance policies.

Consideration of Say-on-Pay Results and Stockholder Outreach

At our Annual Meeting of Stockholders held on June 15, 2015, we conducted our annual advisory vote on the 2014 compensation program for our named executive officers (“Say-on-Pay”). The 2014 compensation of our named executive officers received support from approximately 50% of the shares present and entitled to vote on the Say-on-Pay proposal. In response to the Say-on-Pay vote, the Compensation Committee and the Board recognized the need to further improve and strengthen our overall compensation programs and policies.  At the direction of the Compensation Committee and the Board, the Company’s Co CEOs engaged in significant outreach to our major stockholders that represent approximately 46% of our total stock ownership to elicit feedback and discuss any concerns they may have about our executive compensation programs and policies. Although some stockholders expressed support for the Company’s compensation of executives, other stockholders commented that executive compensation should be aligned more closely with the Company’s performance and the long-term interests of the Company’s stockholders and that the Compensation Committee should consider a combination of quantifiable performance metrics in establishing executive compensation. The Compensation Committee and management also engaged an independent advisor to assist us with:

∠	overall executive compensation design,
∠	executive compensation benchmarking and analytics, and
∠	recommendations for annual incentive plans, short term incentive plans and long-term incentive plans.

Based on these inputs, the Compensation Committee is in the process of revising the design of our executive compensation program, which is expected to, among other things, increase the amount and type of performance-based compensation of our executive officers. The Compensation Committee also has recommended, and the Board of Directors has approved, a number of changes to the Company’s compensation and governance policies in response to the 2015 Say-on-Pay vote. These include:

∠	Stock Ownership Policy
∠	Hedging and Pledging Policy
∠	Clawback Policy

See “Compensation Policies” below. We will continue to consider the outcome of our Say-on-Pay vote results when determining the compensation of our named executive officers in the future.

Roles in Establishing Compensation

When determining the compensation of our named executive officers, the Compensation Committee solicits advice primarily from internal company resources, which may include, but are not limited to, our Co Chief Executive Officers and Executive Vice President and Corporate Secretary.

Our Co Chief Executive Officers annually review the performance of our named executive officers and, based on these reviews, recommend to the Compensation Committee compensation for all named executive officers. The Compensation Committee reviews the recommendations and makes the final decisions regarding compensation paid to our senior executives, including base pay, annual incentive bonuses and equity awards. The Compensation Committee did not engage a compensation consultant to assist with determining executive compensation for 2015. Although the Compensation Committee has not formally established a peer group, we have begun to examine companies both in the gaming and hospitality industries in connection with the reexamination of and revision to our compensation practices. Due to the highly specialized nature of our business, the Compensation Committee generally relies on internal resources and limits the external resources considered when establishing compensation to market data from the gaming industry.

Elements of Compensation

Base Salary

The Compensation Committee sets base salaries for our named executive officers based on a variety of factors, including:

∠	the nature and responsibility of the position;
∠	the experience and contribution of the named executive officer;
∠	the named executive officer’s performance, including whether individual objectives were met or exceeded during a particular period;
∠	additional duties or responsibilities of the named executive officer or organizational changes in our Company;
∠	the complexity of our international operations and transactions;
∠	the amount of international travel by the named executive officer; and
∠	retention.

Dr. Haitzmann received a base salary consisting of (i) €220,000 (approximately $238,899 based on the exchange rate in effect on December 31, 2015) paid directly to him and (ii) a management fee of $360,000 paid on a monthly basis to Flyfish Management & Consulting AG. Mr. Hoetzinger received a base salary consisting of (i) €220,000 (approximately $238,899 based on the exchange rate in effect on December 31, 2015) paid directly to him and (ii) a management fee of $360,000 paid on a monthly basis to Focus Lifestyle and Entertainment AG.  The base salary of each of the Co Chief Executive Officers was the same in 2014 and 2015.

In November 2013, the Compensation Committee increased the base salary of each of the Co Chief Executive Officers from €70,000 to €220,000 in recognition of their performance and additional responsibilities as a result of our expanded international operations and to closer align their base salaries with the base salaries of comparable companies in the gaming industry. In connection with the salary increases in 2013, each Co Chief Executive Officer is required to use 25% of the after-tax amount of the salary increase to purchase our common stock.

For 2015, Ms. Stapleton received a base salary of $140,000 and Mr. Terler received a base salary of €110,000 (approximately $119,450 based on the exchange rate in effect on December 31, 2015). The base salaries of Ms. Stapleton and Mr. Terler were the same in 2014 and 2015. In January 2014, the Compensation Committee approved a $5,000 increase in the annual salary of Ms. Stapleton and a €10,000 increase in the annual salary of Mr. Terler, effective as of April 1, 2014 based on their performance and the fact that their salaries had remained constant for several years.

The Compensation Committee did not adjust the salaries of any named executive officers during 2015 because it is currently working on a comprehensive revision of our executive compensation program and will evaluate the salaries of the named executive officers after the new executive compensation program has been instituted. The Compensation Committee believes that the base salaries of the named executive officers are fair and competitive with those of executive officers at comparable companies in the gaming industry.

Annual Incentive Compensation

The Compensation Committee considers salaries and bonuses and, in the case of our Co Chief Executive Officers, the management agreements, in determining the competitiveness of the total compensation package. At the end of our fiscal year, the Compensation Committee reviews and approves all bonus payments, which are awarded to our named executive officers on a discretionary basis. In determining whether bonuses should be made and the amount of such bonuses, the Compensation Committee considers, among other things, growth in fundamental company value, market share, markets served, international diversification, risk spread, stock price development, revenues, Adjusted EBITDA, net earnings, operating margins, our positioning for future growth, comparison to companies in the gaming and entertainment industry that operate worldwide, and other measurements and performance criteria as the Compensation Committee deems applicable and appropriate, such as our increased international exposure due to our significant international operations.

Incentive awards are made subject to the Compensation Committee’s discretion. The Compensation Committee may make adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards.  These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions, or divestitures.

The following table shows the amounts of the discretionary bonuses for 2015 awarded to our named executive officers by the Compensation Committee:

2015 Annual Incentive Bonus
Erwin Haitzmann (1)	$150,000
Peter Hoetzinger (1)	$150,000
Margaret Stapleton	$35,000
Andreas Terler	€27,500

(1)	The bonuses of Dr. Haitzmann and Mr. Hoetzinger are paid to Flyfish Management & Consulting AG and Focus Lifestyle and Entertainment AG, respectively, pursuant to their management agreements.

For its 2015 annual incentive bonus determination, the Compensation Committee considered the 2015 financial and operating results of our Company discussed in “2015 Company Business Developments” above, including the substantial increases in net operating revenue, Adjusted EBITDA, net earnings attributable to Century Casinos, Inc. shareholders and earnings per share and the business decisions taken and implemented to achieve those results.  The Compensation Committee determined that the 2015 annual incentive bonuses for the named executive officers were appropriate because of the significant results achieved in 2015 and the overall performance of management to position the Company for future growth and success.

Long-term Incentive Compensation

Historically, the Compensation Committee has granted equity awards to our named executive officers, other employees and members of the Board to promote our long-term success and enhance our value by linking the personal interests of those individuals to those of our stockholders and to provide an incentive to those individuals for outstanding performance that generates superior returns to our stockholders. The amount of equity awards to be issued is based on the discretion of the Compensation Committee. We have been able to motivate, attract and retain the services of key employees by periodically granting equity awards under our Amended 2005 Plan, which provided for the grant of awards to eligible individuals in the form of stock, restricted stock, stock options, performance units or other stock-based awards. The Amended 2005 Plan terminated on June 17, 2015. On April 26, 2016, the Board approved the 2016 Plan, which provides for the grant of awards to eligible individuals in the form of stock, restricted stock, stock options, performance units or other stock-based awards, which is subject to approval by our stockholders at the Annual Meeting.

Stock Option Awards

The exercise price of each option grant is equal to the fair market value of our common stock (based on the closing price on NASDAQ) on the date of grant. The number of shares covered by any grant is generally determined by the Compensation Committee based on the recipient’s position, salary at the time of grant, amounts granted in previous years, and the then current stock price. Grants may be made to reflect increased responsibilities, to reward extraordinary performance or to encourage executives to have a long-term view of our success. The stock options generally vest over a four-year period.

On December 26, 2014, the Compensation Committee approved grants of stock options to the named executive officers in the following amounts:

Number of Options Granted in 2014
Erwin Haitzmann	450,000
Peter Hoetzinger	450,000
Margaret Stapleton	75,000
Andreas Terler	100,000

The Compensation Committee considered a number of factors in determining the number of stock options to grant to the named executive officers in 2014, including that our Co Chief Executive Officers and Mr. Terler had not received any equity awards since November 2008 and Ms. Stapleton had not received any equity awards since May 2010, when she was appointed to serve as our Executive Vice President, Principal Financial Officer and Corporate Secretary. The Compensation Committee considered our growth over the past several years, our business and financial achievements in 2014 and the additional responsibilities undertaken by our named executive officers as a result of our business growth. The Compensation Committee granted the stock options to our named executive officers as a reward for their contributions to our success over the past several years, as recognition of their increased responsibilities, as an incentive for them that aligns their compensation with our long-term financial performance, and as a way of retaining our executives and offering compensation that the Compensation Committee believes is competitive with other comparable companies in the gaming industry.

The named executive officers did not receive any stock option awards for 2015, due in part to the Compensation Committee’s practice of only granting equity awards once every several or more years and because the stock options granted to the named executive officers in 2014 were expected to be long-term incentive compensation for the named executive officers for multiple years.

The Compensation Committee is currently evaluating the types and amounts of equity awards granted to our named executive officers in connection with its comprehensive revision of our executive compensation program. The Compensation Committee has not yet made any decisions regarding the named executive officers’ annual or long-term incentive compensation for 2016.

Personal Benefits and Perquisites

Our use of perquisites as an element of compensation is limited. The Compensation Committee does not view perquisites as a significant element of our compensation structure, but does believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment. Besides certain life insurance contributions and change of control protections, we generally provide broad-based perquisites to our executives and other employees. Executives and all other employees are eligible to participate in various benefit programs such as medical, dental and vision insurance, life insurance, both short and long-term disability, and employer contributions to the Century Casinos, Inc. 401(k) Savings and Retirement Plan. Relocation benefits are available and are negotiated on an individual basis when an employee is hired.

In addition to our group benefits, Dr. Haitzmann and Mr. Hoetzinger are also entitled to:

∠

A Company-paid life insurance policy. Dr. Haitzmann’s policy provides a maximum life insurance benefit of €349,975, payable in either a single lump sum or as an annuity. Mr. Hoetzinger’s policy provides a maximum life insurance benefit of €418,032, payable in either a single lump sum or as an annuity;

∠	Long term disability or death benefits equal to 1/12 of the executive’s annual salary in effect at the time of disability or death, for a period of 12 months from the date of disability or death; and
∠

The use of an automobile provided and paid for by us for business and personal purposes; provided, however, that Dr. Haitzmann may choose to receive a monthly car allowance in lieu of our providing him with the use of an automobile.

Change of Control and Severance Benefits

Employment Agreements. We have entered into employment agreements with certain of our executive officers, including our Co Chief Executive Officers, which are described below under “Executive Agreements.” These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change of control or a termination without cause by us, each as is defined in the agreements.

Our Amended 2005 Plan and our previous equity incentive plan under which we have issued equity awards to our executive officers provide for full accelerated vesting of stock awards following a change of control, as defined in such plans.

The change of control provisions and the related severance compensation provisions of the employment agreements with our executive officers and our equity incentive plans are designed to meet the following objectives:

Change of Control.  Many larger, established casino developers consider companies at similar stages of growth as us as potential acquisition targets as a means of adding value to their company. In some scenarios, the potential for merger or acquisition may be in the best interests of our stockholders. In certain cases, we provide severance compensation if an executive is terminated as a result of a corporate transaction in order to maintain the continuity of management during the transaction and in order to promote the ability of our executive officers to act in the best interests of our stockholders even though there exists the possibility that they could be terminated as a result of the transaction.

We define a “change of control” in the employment agreements as follows:

∠	Any unaffiliated person or entity becoming the beneficial owner of a majority of the voting rights of our outstanding securities;
∠	The triggering of the issuance of stock rights to stockholders pursuant to our stock rights agreement, as amended from time to time;
∠	The replacement during any two calendar years of half or more of our Board;
∠	The replacement or rejection of one or more persons nominated to be a director by our Board before any change of control;
∠	The election of one or more persons to our Board that have not been nominated by our Board prior to any change of control;
∠	Dr. Haitzmann ceases to serve as our Chairman, except by reason of his death or permanent disability (as stated in Mr. Hoetzinger’s employment agreement);
∠	Mr. Hoetzinger ceases to serve as our Vice Chairman, except by reason of his death or permanent disability (as stated in Dr. Haitzmann’s employment agreement); or
∠	The holders of securities approve a merger, consolidation or liquidation of our Company.

Termination Without Cause By Us.  If we terminate the employment of Dr. Haitzmann or Mr. Hoetzinger without cause, we are obligated to continue to pay their base salary and bonus for a specified period of time, as per the executive officer’s employment agreement. We believe this is appropriate because (i) the terminated executive officer is bound by confidentiality and non-compete provisions covering a specified period of time; (ii) we and the executive officer have mutually agreed to a severance package that is in place prior to any termination event, which provides us more flexibility to make a change in senior management if such a change is in the best interests of us and our stockholders; and (iii) the terminated executive receives a fair severance payment that is defined in advance of a termination without cause.

For this scenario, we define “cause” for Dr. Haitzmann and Mr. Hoetzinger as follows:

∠

The failure of the employee for any reason, within 30 days after receipt by the employee of written notice thereof from us, to correct, cease, or otherwise alter any specific action or omission to act that constitutes a material and willful breach of such employee’s employment agreement that is likely to result in material damage to us; or

∠	Any willful gross misconduct likely to result in material damage to us.

Termination With Cause By Employee.  Dr. Haitzmann’s and Mr. Hoetzinger’s employment agreements provide severance in the event they terminate their employment with us for cause. This scenario would be treated similarly to a termination without cause by us for the same reasons provided for that situation, as described above.

For this scenario, we define “cause” as follows:

∠

Our failure for any reason, within 30 days after receipt by us of written notice from the employee, to correct, cease, or otherwise alter any material adverse change in the conditions of such employee’s employment, including, but not limited to any change in his title or position, or the duties of such position, unless the employee consents in writing to such change; or

∠	A change of control, as defined above, has occurred.

Management Agreements. In addition to the employment agreements that we have with Dr. Haitzmann and Mr. Hoetzinger, we are party to separate management agreements with Flyfish Management & Consulting AG, a Swiss corporation that is beneficially owned by Dr. Haitzmann, and with Focus Lifestyle and Entertainment AG, a Swiss corporation that is a wholly-owned subsidiary of Mr. Hoetzinger’s family foundation.

Termination with Cause by Consultant or without Cause by Us.  The management agreements provide for certain payments and benefits to be made to Flyfish Management & Consulting AG and/or Focus Lifestyle and Entertainment AG should either or both of them terminate the agreement for cause or should either or both of them be terminated by us without cause.  These payments and benefits include: (i) a lump sum cash payment of three times the current management fee and three times the average bonus for the prior three years and (ii) an option to continue to serve as a consultant for three years at the then-current management fee, prior year’s bonus and current benefits.  For the purposes of the determination of these payments and benefits, “cause” means (i) our failure for any reason, within 30 days after receipt of written notice, to correct, cease or otherwise alter any material adverse change in the conditions of engagement, including but not limited to any change in duties or (ii) a change of control has occurred.

A “change of control” under the management agreements is the same as a change of control under the employment agreements, as defined above.

For more information on our potential payments to named executive officers in connection with a termination or change of control, please see “Executive Compensation – Potential Payments upon Termination or Change of Control” below.

Compensation Policies

In response to the 2015 Say on Pay vote as discussed above and in conjunction with the Compensation Committee’s review of our compensation practices, we have adopted several new policies in 2016 that we believe are important and consistent with governance and compensation policy best practices.

Stock Ownership Policy.   It is our policy that all of our executive officers should have a significant financial stake in us.  To that end, we have adopted stock ownership guidelines applicable to our executive officers. The guidelines are applicable to each of our executive officers and provide that each executive officer is expected to directly or beneficially own shares of our common stock with a value at least equal to the amount shown below:

∠	Co CEOs – Three times annual base salary
∠	All other executive officers – One times annual base salary

The amount of annual base salary includes any management fees paid to a Co CEO, a family foundation or a company directly or beneficially owned by such Co CEO or a subsidiary thereof in connection with a management agreement entered into between any of such parties and the Company or any subsidiary of the Company. Shares to be counted for purposes of the ownership guidelines will be fully-vested outstanding shares of which the individual is deemed to be the “beneficial owner” for purposes of Section 16 under the Exchange Act.  For each Co CEO, shares counted for purposes of the ownership guidelines include any shares owned by a  family foundation or a company directly or beneficially owned by a Co CEO or a subsidiary thereof.  Shares subject to a compensatory equity-based award of any kind that has not yet vested and shares subject to an option or stock appreciation right that has not yet been exercised will not be counted toward satisfaction of the stock ownership guidelines. Each executive officer has five years from the date he or she becomes subject to the guidelines to achieve compliance with the ownership guidelines.

In addition, effective as of November 2013 each of the Co Chief Executive Officers received a base salary increase of €150,000. In connection with the salary increase, the Compensation Committee amended the employment agreement of each Co Chief Executive Officer to require each Co Chief Executive Officer to use 25% of the after-tax salary increase to purchase our common stock. In August 2014, the Compensation Committee revised the Co Chief Executive Officers’ stock purchase requirement to provide that each Co Chief Executive Officer has a three-year time period, which began on January 1, 2014, to complete the purchase of additional shares of our common stock using the after-tax amount of €112,500 of such Co Chief Executive Officer’s salary.

As of April 11, 2016, Messrs. Haitzmann and Hoetzinger beneficially owned 1,575,000 shares, or 6.4%, and 1,442,397 shares, or 5.9%, of our common stock. See “Security Ownership of Certain Beneficial Owners and Management” above.

Hedging and Pledging.  We have adopted a policy that provides for restrictions on equity transactions, including prohibitions on hedging transactions and pledging of our stock by our directors, officers and employees.

Clawback Policy. We have adopted a policy for recovery of incentive compensation from our executive officers under certain circumstances. The policy provides that we will, in all appropriate circumstances as determined by the Compensation Committee, and to the extent permitted by applicable law, require reimbursement or forfeiture of all or a portion of any incentive compensation awarded to our executive officers after April 22, 2016, which is the date our Board of Directors adopted the policy, where the Compensation Committee has determined that all of the following factors are present:

∠	We are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws;
∠

The award, vesting or payment of the incentive compensation was predicated upon the achievement of certain financial results that were the subject of the restatement and such award, vesting or payment occurred or was received during the three-year period preceding the date on which we were required to prepare the restatement; and

∠	A smaller award, vesting or payment would have occurred or been made to the executive officer based upon the restated financial results.

In those circumstances, we will, to the extent deemed appropriate by the compensation committee, seek to recover or cancel the amount(s) by which an executive officer’s incentive compensation that was awarded, vested or paid during the three-year period referenced above exceeded the amount(s) that would have been awarded, vested or paid based on the restated financial results, net of taxes paid or payable by the executive officer with respect to the recoverable compensation.

In addition, under the terms of the proposed 2016 Plan and equity award agreements under the 2016 Plan, equity awards may be subject to forfeiture, recovery by us or any other action pursuant to any compensation recovery policy adopted by the Board or the Compensation Committee, including in response to any requirements under the Exchange Act or any other applicable law or stock exchange listing standards.

Other Equity-Related Policies.  The 2016 Plan requires that all stock options granted under the plan have an exercise price that is not less than the fair market value of a share of our common stock on the date the grant is made. The 2016 Plan also prohibits re-pricing or exchanging underwater stock options under the 2016 Plan without stockholder approval.

Tax and Other Considerations

In designing our compensation programs, we take into account the various tax and accounting rules associated with different forms of compensation. Our executive compensation plans will generally be designed and implemented to maximize tax deductibility. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid any taxable year to any “covered employee” (defined as a corporation’s chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) as of the end of the taxable year). However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Amended 2005 Plan was structured to qualify awards as compensation that is exempt from the $1 million deduction limit. No “covered employees” were paid compensation exceeding $1 million in 2015 and, as a result, all compensation to “covered employees” is fully tax-deductible. We generally seek to preserve tax deductions for executive compensation, but non-deductible compensation may be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to our best interests.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Gottfried Schellmann

Dinah Corbaci

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, the foregoing report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE COMPENSATION

The table below sets forth the compensation earned in 2015, 2014 and 2013 by our named executive officers.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($) (4)(5)	Total ($)
Erwin Haitzmann Chairman of the Board and Co Chief Executive Officer	2015	614,272 (6)	150,000 (8)	-	45,854	810,126
	2014	673,010 (6)	150,000 (8)	1,179,405	62,326	2,064,741
	2013	499,337 (6)	150,000 (8)	-	55,038	704,375

Peter Hoetzinger Vice Chairman of the Board, Co Chief Executive Officer and President	2015	620,708 (7)	150,000 (9)	-	39,830	810,538
	2014	671,583 (7)	150,000 (9)	1,179,405	47,679	2,048,667
	2013	499,253 (7)	150,000 (9)	-	41,583	690,836

Margaret Stapleton Executive Vice President, Principal Financial/Accounting Officer and Corporate Secretary	2015	140,000	35,000	-	11,226	186,226
	2014	138,114	35,000	196,568	11,499	381,181
	2013	135,000	35,000	-	11,587	181,587

Andreas Terler Managing Director of Century Casinos Europe GmbH, Vice President of Operations and Chief Information Officer	2015	121,887	30,524	-	-	152,411
	2014	142,900	31,075	262,090	-	436,065
	2013	132,879	37,461	-	-	170,340

(1)

Dr. Haitzmann, Mr. Hoetzinger and Mr. Terler are paid their base salaries in euros.  For Dr. Haitzmann, $254,272 of his 2015 salary,  $313,010 of his 2014 salary and $139,337 of his 2013 salary were paid in euros.   For Mr. Hoetzinger, $260,708 of his 2015 salary, $311,583 of his 2014 salary and $139,253 of his 2013 salary were paid in euros.  Amounts paid to Dr. Haitzmann and Mr. Hoetzinger pursuant to management agreements as described below in footnotes 6  and 7  of this table are paid in U.S. dollars. For Mr. Terler, his entire salary for 2015, 2014 and 2013 was paid in euros.  The amounts paid in euros were converted to U.S. dollars using the average monthly exchange rate applicable to the month during which such salary was earned, such rates ranging from 1.07 to 1.16 during 2015, 1.38 to 1.23 during 2014 and 1.37 to 1.29 during 2013.

(2)

The bonuses paid to Mr. Terler for 2015, 2014 and 2013 were paid in euros.  The amounts shown in the table for the 2015 bonus, the 2014 bonus and the 2013 bonus were converted to U.S. dollars based on the exchange rate of 1.11 in February 2016, 1.13 in February 2015 and 1.36 in March 2014, respectively.

(3)

The amounts shown in this column represent the aggregate grant date fair values of the stock options awarded on December 26, 2014. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 10 to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2015.

(4)

Dr. Haitzmann’s and Mr. Hoetzinger’s other compensation for 2015 includes premiums paid on medical and life insurance policies and the portion of our expense for automobiles provided to our Co Chief Executive Officers attributable to personal use during 2015. We estimate that approximately 35% of the annual lease cost for each automobile represents the amount attributable to personal use. Ms. Stapleton’s other compensation for 2015 includes premiums paid on medical insurance. These amounts are broken out as follows:

Name	Medical	Life	Automobile ($)	Total ($)
	Insurance ($)	Insurance ($)
Erwin Haitzmann	10,867	33,296	1,691	45,854
Peter Hoetzinger	14,530	20,644	4,656	39,830
Margaret Stapleton	11,226	-	-	11,226

(5)

The 2015, 2014 and 2013 amounts in the “All Other Compensation” column for Dr. Haitzmann and Mr. Hoetzinger were converted to U.S. dollars from euros based on the average monthly exchange rate applicable to the month during which such compensation was earned, such rates ranging from 1.07 to 1.16 during 2015, 1.38 to 1.23 during 2014 and 1.37 to 1.29 during 2013.

(6)

Includes $254,272, $313,010 and $139,337 for 2015, 2014 and 2013, respectively, which have been paid to Dr. Haitzmann under his employment agreement, and $360,000 for each of 2015, 2014 and 2013, which were paid to Flyfish Management & Consulting AG under a management agreement between Flyfish Management & Consulting AG and our subsidiary. Under this management agreement, we contract certain services from Flyfish Management & Consulting AG to be provided by Dr. Haitzmann and other members of the Flyfish Management & Consulting AG team. Flyfish Management & Consulting AG is a company beneficially owned by Dr. Haitzmann. See “Executive Agreements” below.

(7)

Includes $260,708, $311,583 and $139,253 for 2015, 2014 and 2013, respectively, which have been paid to Mr. Hoetzinger under his employment agreement, and $360,000 for each of 2015, 2014 and 2013, which were paid to Focus Lifestyle and Entertainment AG under a management agreement between Focus Lifestyle and Entertainment AG and our subsidiary. Under this management agreement, we contract certain services from Focus Lifestyle and Entertainment AG to be provided by Mr. Hoetzinger and other members of the Focus Lifestyle and Entertainment AG team. Focus Lifestyle and Entertainment AG is a wholly-owned subsidiary of The Hoetzinger’s Family Foundation (“Hoetzinger Familienprivatstiftung”). See “Executive Agreements” below.

(8)	Represents amounts paid to Flyfish Management & Consulting AG under the management agreement described in footnote (6) above.
(9)	Represents amounts paid to Focus Lifestyle and Entertainment AG under the management agreement described in footnote (7) above.

GRANTS OF PLAN-BASED AWARDS

The named executive officers were not granted any equity awards during 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of options held by our named executive officers as of December 31, 2015.

Name	Grant Date	Option Awards
		Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)
Erwin Haitzmann	12/26/2014	225,000	225,000	5.05	12/26/2024

Peter Hoetzinger	12/26/2014	225,000	225,000	5.05	12/26/2024

Margaret Stapleton	11/19/2008	3,451	-	0.93	11/19/2018
	05/26/2010	15,000	-	2.30	05/26/2020
	12/26/2014	37,500	37,500	5.05	12/26/2024

Andreas Terler	07/03/2007	10,000	-	9.00	07/03/2017
	12/26/2014	25,000	50,000	5.05	12/26/2024

(1)

The options granted on July 3, 2007 and May 26, 2010 vested 10% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date and 40% on the fourth anniversary of the grant date. The options granted on November 19, 2008 vested on April 30, 2009. The options granted on December 26, 2014 vest 25% on the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 25% on the third anniversary of the grant date.

(2)	All options included in the above table expire ten years from the date of grant.

OPTION EXERCISES AND STOCK VESTED IN 2015

The following table sets forth the options exercised and stock vested during 2015 for our named executive officers.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Erwin Haitzmann	-	-

Peter Hoetzinger	-	-

Margaret Stapleton (1)	3,000	15,690

Andreas Terler (2)	25,000	62,000

(1)	Based on the closing price ($6.16) of our common stock on the NASDAQ Capital Market on August 20, 2015, the date the options were exercised.
(2)

Based on the closing price ($7.53) of our common stock on the NASDAQ Capital Market on December 11, 2015, the date the options were exercised. Mr. Terler exercised his options through a net share settlement, under which 25,000 shares were exercised and 8,233 shares were issued.

Executive Agreements

Employment Agreements

In October 2001, we entered into separate employment agreements with Dr. Haitzmann and Mr. Hoetzinger. The agreements were amended in February 2003 to extend the employment periods to December 31, 2008 and to specify the duties of Dr. Haitzmann and Mr. Hoetzinger. The agreements were further amended in February 2005 to assign the employment agreements to our wholly-owned foreign subsidiary, to include changes to the employees’ salary and termination clauses, and to extend the employment periods to December 31, 2009 and for five-year renewable periods thereafter, unless sooner terminated by them or us. Effective September 2006, the employment agreements were further amended to provide each executive officer with life insurance. On November 3, 2014, the employment periods were extended to December 31, 2019. On September 30, 2015, Dr. Haitzmann’s employment agreement was further amended to assign his employment agreement to another of our wholly-owned subsidiaries and to include changes to carryover benefits in connection with such assignment.

In November 2013, the Compensation Committee approved an €150,000 increase in the annual salary of each of the Co Chief Executive Officers, effective as of November 2013. In connection with the salary increase, the Compensation Committee amended the employment agreement of each Co Chief Executive Officer to require each Co Chief Executive Officer to use 25% of the after-tax salary increase to purchase our common stock. In August 2014, the Compensation Committee revised the Co Chief Executive Officers’ stock purchase requirement to provide that each Co Chief Executive Officer has a three-year time period, which began on January 1, 2014, to complete the purchase of additional shares of our common stock using the after-tax amount of €112,500 of such Co Chief Executive Officer’s salary.

Under the employment agreements, as compensation for the services rendered by Dr. Haitzmann and Mr. Hoetzinger to us, Dr. Haitzmann and Mr. Hoetzinger are paid not less than €220,000 (approximately $238,899 based on the exchange rate in effect on December 31, 2015) in annual base salary, plus annual increases and bonuses, and such other incentives, benefits, insurance policies and compensation as may have been and may be awarded to them from time to time by the Compensation Committee. We provide Dr. Haitzmann and Mr. Hoetzinger with, or reimburse them for, all reasonable expenses incurred in connection with the performance of their duties as our executives. Dr. Haitzmann and Mr. Hoetzinger are also each entitled to the use of an automobile provided to them and paid for by us for business and personal purposes; provided that Dr. Haitzmann may elect to receive a monthly automobile allowance instead of using an automobile provided by us.

If either or both of Dr. Haitzmann and/or Mr. Hoetzinger dies or becomes disabled during the term of his employment, the employment agreements provide for the continuation of salary for 12 months.

The employment agreements provide for certain payments and benefits to be made to Dr. Haitzmann and/or Mr. Hoetzinger should either or both of them be terminated without cause or should either or both of them terminate their own employment for cause or in the case of a change of control.  These payments and benefits include: (i) continuation of salary and bonuses for three years from the notification of termination, (ii) immediate vesting of all outstanding equity awards, (iii) an option to serve as a consultant for an additional three years at current salary plus previous year’s bonus and current benefits, and (iv) being made whole on an after-tax basis with respect to any taxes that might become payable as a result of any action or provision in connection with a change of control. The terms “cause” and “change of control” are as defined in “Compensation Discussion and Analysis – Change of Control and Severance Benefits” above.

Management Agreements

In addition to the employment agreements that we have with Dr. Haitzmann and Mr. Hoetzinger, we are party to separate management agreements with Flyfish Management & Consulting AG, a Swiss corporation that is beneficially owned by Dr. Haitzmann, and with Focus Lifestyle and Entertainment AG, a Swiss corporation that is a wholly-owned subsidiary of Mr. Hoetzinger’s family foundation.  Under the management agreement with Flyfish Management & Consulting AG, executive casino management services from Flyfish Management & Consulting AG are provided to us by a team of persons, of which Dr. Haitzmann is a member. Under the management agreement with Focus Lifestyle and Entertainment AG, executive casino management services from Focus Lifestyle and Entertainment AG are provided to us by a team of persons, of which Mr. Hoetzinger is a member. The management agreements with Flyfish Management & Consulting AG and Focus Lifestyle and Entertainment AG are effective through December 31, 2016 and for five-year renewable periods thereafter, unless sooner terminated by them or by us. The management agreements provide for an annual base management fee of $360,000 to each of Flyfish Management & Consulting AG and Focus Lifestyle and Entertainment AG, plus such annual increases and bonuses, and such other incentives, benefits and compensation as may be awarded to them, respectively, by the Compensation Committee.

Payments to each of these management companies are included as salary to the respective executive in the Summary Compensation Table.

The management agreements also provide for certain payments and benefits to be made to Flyfish Management & Consulting AG and/or Focus Lifestyle and Entertainment AG should either or both of them terminate the agreement for cause or should either or both of them be terminated by us without cause.  These payments and benefits include: (i) a lump sum cash payment of three times the current management fee and three times the average bonus for the prior three years and (ii) an option to continue to serve as a consultant for three years at the then-current management fee, prior year’s bonus and current benefits.  For the purposes of the determination of these payments and benefits, “cause” means (i) our failure for any reason, within 30 days after receipt of written notice, to correct, cease or otherwise alter any material adverse change in the conditions of engagement, including but not limited to any change in duties or (ii) a change of control has occurred.

For the purposes of the prior two paragraphs, a “change of control” is as defined in “Compensation Discussion and Analysis – Change of Control and Severance Benefits” above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into employment agreements with certain of our named executive officers that require us to make payments and provide various benefits in the event of the executive’s termination or a change of control.

The terms of the agreements and the estimated value of the payments and benefits due to the executives pursuant to their agreements under various termination events are detailed below.

Erwin Haitzmann and Peter Hoetzinger. Pursuant to Dr. Haitzmann’s and Mr. Hoetzinger’s employment agreements and management agreements, if we terminate these agreements without cause, if either officer terminates these agreements for cause or upon a change in our control, each of them will be entitled to:

∠	a lump sum cash benefit payment of three times his current annual salary and management fee, plus three times his average bonus for the last three years;
∠

at his sole option, elect to serve as a consultant to us for an additional period of three years in exchange for receiving annually his current base salary, the current management fee under the management agreement, his previous year’s bonus and current benefits. During such additional period of three years, he would be required to keep himself reasonably available to us to render advice or to provide services for no more than 30 days per year;

∠

all of his and his management company’s unvested stock and stock options shall immediately vest and he will have the option to (i) receive an immediate payment of the stock value and the higher of (a) the value according to the Black Scholes model, or (b) the “in-the-money value” of his options as of the date of such written notice; or (ii) receive an immediate cash bonus from us enabling him, after full payment of all his taxes on such cash bonus, to exercise 100% of his options and continue to hold his stock, with the right to “put” or sell the stock back to us for cash at the stock value at his sole election within three years after his termination; and

∠	being made whole on an after-tax basis with respect to any taxes that may become payable as a result of any action or provision in connection with a change of control.

If either Dr. Haitzmann or Mr. Hoetzinger terminates his agreement without cause, we have the option of either (i) to accept his resignation, effective immediately on receipt of such written notice; or (ii) to require him to continue to perform his duties hereunder, for a period not to exceed six months from the date of receipt of such written notice. In either event, he shall continue to receive the same compensation and management fee for a period of six months from the date of written notice or termination. Such compensation shall be paid to him in six equal, successive monthly payments, beginning on the first day of the month immediately following the date of written notice of termination. Upon termination due to death or disability, Dr. Haitzmann and Mr. Hoetzinger are each entitled to receive 12 months of salary paid on a monthly basis.

Under the terms of the employment agreements, each executive is required to not disclose any confidential or proprietary information relating to us to third parties.

Assuming Dr. Haitzmann was terminated on December 31, 2015 or that a change of control occurred on such date, and assuming further that the market value of his unvested awards was $7.78 per share of common stock, which was the closing price of our stock on December 31, 2015, Dr. Haitzmann would have been eligible for the following payments and benefits:

	Salary ($)(1)	Bonus ($)(2)	Value of Continued Benefits ($)(3)	Value of Austrian severance benefits ($)(4)	Value of Accelerated Option Awards ($)(5)	Total ($)
By Company with Cause	-	-	-	-	-	-

By Company without Cause	3,685,632	900,000	32,601	248,305	5,386,154	10,252,692

By Employee with Cause	3,685,632	900,000	32,601	248,305	5,386,154	10,252,692

By Employee without Cause	307,136	-	-	-	-	307,136

Upon Change of Control (6)	4,677,918	1,142,308	32,601	248,305	5,386,154	11,487,286

Retirement	307,136	-	-	248,305	-	555,441

Disability	254,272	-	-	248,305	-	502,577

Death (7)	254,272	-	-	124,153	-	378,425

(1)

Dr. Haitzmann and Flyfish Management & Consulting AG would have been paid a lump sum of $1,842,816 for termination by the Company without cause, termination by employee with cause or upon a change of control, and the remaining $1,842,816 would have been paid over a three-year period. Dr. Haitzmann’s salary would have been paid in six monthly installments for termination by employee without cause or in 12 monthly installments for termination due to death or disability.

(2)

Dr. Haitzmann and Flyfish Management & Consulting AG would have been paid a lump sum of $450,000 for termination by the Company without cause, termination by employee with cause or upon a change of control, and the remaining $450,000  would have been paid over a three-year period.

(3)	Consists of medical benefits payable for a period of three years.
(4)	Under Austrian law, Dr. Haitzmann is entitled to receive a severance payment (known as “Abfertigung”) upon his termination of employment or upon his retirement from the Company.
(5)

Dr. Haitzmann has stock options for 450,000 shares, of which 225,000 options remain unvested, as of December 31, 2015. The value includes a tax gross-up using a tax rate of 35%. The Malta tax rate for individuals is a progressive rate from 0% to 35%, the highest rate was used to calculate the value of accelerated option awards.

(6)	In accordance with the terms of Dr. Haitzmann’s employment agreement, the amounts of Dr. Haitzmann’s salary, bonus and acceleration of his option awards include a tax gross-up using a tax rate of 35%.
(7)	Austrian severance benefits would only be paid out if the successors are dependents or are entitled to the benefit.

Assuming Mr. Hoetzinger was terminated on December 31, 2015 or that a change of control occurred on such date, and assuming further that the market value of his unvested awards was $7.78 per share of common stock, which was the closing price of our stock on December 31, 2015, Mr. Hoetzinger would have been eligible for the following payments and benefits:

	Salary ($)(1)	Bonus ($)(2)	Value of Continued Benefits ($)(3)	Value of Austrian severance benefits ($)(4)	Value of Accelerated Option Awards ($)(5)	Total ($)
By Company with Cause	-	-	-	-	-	-

By Company without Cause	3,724,250	900,000	43,590	148,084	7,780,000	12,595,924

By Employee with Cause	3,724,250	900,000	43,590	148,084	7,780,000	12,595,924

By Employee without Cause	310,354	-	-	-	-	310,354

Upon Change of Control (6)	6,000,181	1,450,000	43,590	148,084	7,780,000	15,421,855

Retirement	310,354	-	-	148,084	-	458,438

Disability	260,708	-	-	148,084	-	408,792

Death (7)	260,708	-	-	74,042	-	334,750

(1)

Mr. Hoetzinger and Focus Lifestyle and Entertainment AG would have been paid a lump sum of $1,862,125 for termination by the Company without cause, termination by employee with cause or upon a change of control, and the remaining $1,862,125 would have been paid over a three-year period. Mr. Hoetzinger’s salary would have been paid in six monthly installments for termination by employee without cause or in 12 monthly installments for termination due to death or disability.

(2)

Mr. Hoetzinger and Focus Lifestyle and Entertainment AG would have been paid a lump sum of $450,000 for termination by the Company without cause, termination by employee with cause or upon a change of control, and the remaining $450,000 would have been paid over a three-year period.

(3)	Consists of medical benefits payable for a period of three years.
(4)	Under Austrian law, Mr. Hoetzinger is entitled to receive a severance payment (known as “Abfertigung”) upon his termination of employment or upon his retirement from the Company.
(5)

Mr. Hoetzinger has stock options for 450,000 shares, of which 225,000 options remain unvested, as of December 31, 2015. The value includes a tax gross-up using a tax rate of 55%. The Austrian tax rate for individuals is a progressive rate from 0% to 55%, the highest rate was used to calculate the value of accelerated option awards.

(6)

In accordance with the terms of Mr. Hoetzinger’s employment agreement, the amounts for Mr. Hoetzinger’s salary, bonus and acceleration of his option awards include a tax gross-up using a tax rate of 55%.

(7)	Austrian severance benefits would only be paid out if the successors are dependents or are entitled to the benefit.

Margaret Stapleton.  Ms. Stapleton does not have an employment agreement with us.  If we terminate her employment without cause she would be entitled to all earned salary through the last day of employment. Ms. Stapleton is not entitled to any payments and there is no acceleration of options upon a change of control.

Andreas Terler. Pursuant to Mr. Terler’s employment agreement, if we terminate his agreement without cause he will be entitled to all earned salary through the last day of employment. Mr. Terler is not entitled to any payments upon a change of control under his employment agreement. However, 75,000 stock options granted to Mr. Terler in 2014 will vest immediately under the terms of his option award agreement.

Assuming Mr. Terler was terminated on December 31, 2015 or that a change of control occurred on such date, and assuming that the market value of his unvested equity awards was $7.78 per share of common stock, which was the closing price of our stock on December 31, 2015, Mr. Terler would have been eligible for the following payments and benefits:

	Salary ($)	Bonus ($)	Value of Continued Benefits ($)	Value of Accelerated Option Awards ($)(1)	Total ($)
By Company with Cause	-	-	-	-	-

By Company without Cause	-	-	-	-	-

By Employee with Cause	-	-	-	-	-

By Employee without Cause	-	-	-	-	-

Upon Change of control	-	-	-	1,296,667	1,296,667

Death or Disability	-	-	-	-	-

(1)

Mr. Terler has stock options for 75,000 shares, of which 50,000 options remain unvested, that allow for immediate vesting due to change of control as of December 31, 2015. The value includes a tax gross-up using a tax rate of 55%. The Austrian tax rate for individuals is a progressive rate from 0% to 55%, the highest rate was used to calculate the value of accelerated option awards.

EQUITY COMPENSATION PLAN INFORMATION

Information relating to securities authorized for issuance under our Amended 2005 Plan as of December 31, 2015 is as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,505,386 (1)	$5.04	-
Equity compensation plans not approved by security holders	-	-	-
Total	1,505,386	$5.04	-

(1) As of December 31, 2015, there were 1,505,386 shares of common stock issuable upon exercise of outstanding options and other rights exercisable under the Amended 2005 Plan, which expired in June 2015.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act or the Exchange Act, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements of the Company for the year ended December 31, 2015. The Audit Committee discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees).

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based upon the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 11, 2016.

Audit Committee:

Robert S. Eichberg, Chairman

Gottfried Schellmann

Dinah Corbaci

PROPOSAL NO.  2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016. On September 6, 2013, we engaged Deloitte & Touche LLP as our independent registered public accounting firm. The services provided to us by Deloitte & Touche LLP during 2015 and 2014 are described under “Principal Accounting Fees and Services” below. Although ratification is not required by law, the Board has determined that it is desirable to seek stockholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing our financial statements. Notwithstanding the selection or ratification of Deloitte & Touche LLP, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, either in person or via telephone, to respond to appropriate questions and will have an opportunity to make a statement if the representative desires to do so.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed to us by Deloitte &  Touche LLP for the years ended December 31, 2015 and 2014:

Fee Category	Year Ended December 31,
	2015	2014
Audit Fees (1)	$854,062	$883,043
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$854,062	$883,043

(1)

Audit fees consist of fees incurred for professional services rendered for the audit of our consolidated financial statements included in our annual reports on Form 10-K, reviews of the interim consolidated financial statements included in quarterly reports on Form 10-Q, consents for filings with the SEC and local statutory audits.

The Audit Committee approved in advance all audit services provided in 2015 and 2014 including audit engagement fees and terms provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act), all as required by applicable law or listing standards.

The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016 requires the affirmative vote of a majority of our common stock present, either in person or by proxy, and entitled to vote.  Abstentions effectively count as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. See “Compensation Discussion and Analysis”  and “Executive Compensation” above.

In order to better align the long-term interests of our executives with our stockholders and to attract and retain highly qualified executives, our compensation programs have been designed to provide competitive levels of compensation that integrate pay with our performance, with an emphasis on recognizing individual initiative and achievements and recognizing the complexity of our international operations. We base our compensation primarily on experience, expertise and performance, with a portion of potential compensation dependent upon our successful long-term performance and position in the international gaming industry.

At our Annual Meeting of Stockholders held on June 15, 2015, we conducted our annual advisory vote on the 2014 compensation program for our named executive officers. The 2014 compensation of our named executive officers received support from approximately 50% of the shares present and entitled to vote on the proposal. In response to these results, the Compensation Committee and the Board recognized the need to further improve and strengthen our overall compensation policy. At the direction of the Compensation Committee and the Board, the Company’s Co CEOs engaged in significant outreach to our major stockholders that represent approximately 46% of our total stock ownership to elicit feedback and discuss any concerns they may have about our executive compensation programs and policies. Although some stockholders expressed support for the Company’s compensation of executives, other stockholders commented that executive compensation should be aligned more closely with the Company’s performance and the long-term interests of the Company’s stockholders and that the Compensation Committee should consider a combination of quantifiable performance metrics in establishing executive compensation. The Compensation Committee and management also engaged an independent advisor to assist us with:

∠	overall executive compensation design,
∠	executive compensation benchmarking and analytics, and
∠	recommendations for annual incentive plans, short term incentive plans and long-term incentive plans.

Based on these inputs, the Compensation Committee is in the process of revising the design of our executive compensation program, which is expected to, among other things, increase the amount and type of performance-based compensation of our executive officers.  The Compensation Committee also has recommended, and the Board of Directors has approved, a number of changes to the Company’s compensation and governance policies in response to the advisory vote on the 2014 compensation program. These include:

∠	Stock Ownership Policy
∠	Hedging and Pledging Policy
∠	Clawback Policy

See “Compensation Discussion and Analysis--Compensation Policies” above.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal No. 3. Abstentions effectively count as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

APPROVAL AND ADOPTION OF THE CENTURY CASINOS, INC.

2016 EQUITY INCENTIVE PLAN

Introduction

We are asking our stockholders to approve the Century Casinos, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), which was approved by our Board of Directors, subject to stockholder approval, on April 26, 2016. The 2016 Plan replaces the Amended 2005 Plan, which expired by its terms in June 2015. The 2016 Plan authorizes the issuance of 3,500,000 shares of our common stock.

Stockholder Approval and Board of Directors Recommendation

Stockholder approval of the 2016 Plan is being sought in order to (i) satisfy the stockholder approval requirements of the NASDAQ Stock Market, (ii) satisfy the requirement that stockholders approve the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Code, and (iii) permit the grant of incentive stock options under Code Section 422.

Our Board of Directors recommends that our stockholders vote FOR approval of the 2016 Plan. The Board of Directors believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility. We expect that the 2016 Plan will be an important factor in attracting, retaining and rewarding the high caliber employees and non-employee directors essential to the Company’s success, and in motivating these individuals to strive to enhance the Company’s growth and profitability. The 2016 Plan is intended to ensure that the Company will have available an equity incentive program with a reasonable number of shares to meet these goals. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 2016 Plan.

Key Compensation Practices

The 2016 Plan includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

∠

No repricing of underwater options or stock appreciation rights without stockholder approval.  The 2016 Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

∠

No discounted option or SAR grants.  The 2016 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

∠	Minimum vesting period for all awards. A minimum vesting or performance period of one year is prescribed for all awards, subject only to limited exceptions.
∠

No liberal share recycling or reload provisions.  We may not add back to the 2016 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to an SAR award that are not issued in connection with the stock settlement of that award upon its exercise. In addition, we may not grant any awards with automatic reload features.

∠

No liberal definition of “change in control.” No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any Board assessment that a change in control is imminent.

∠	No automatic accelerated vesting of equity awards upon a change in control.
∠	Limit on non-employee director awards. Equity awards to each non-employee director are subject to an annual grant date fair value limit of $500,000.
∠

Dividend equivalents subject to performance conditions.   Dividends and dividend equivalents payable with respect to the unvested portion of awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions as the underlying shares or units.

∠

Hedging and Pledging. Any shares acquired pursuant to the 2016 Plan are subject to our policy that provides for prohibitions on hedging transactions and pledging of our stock by our directors, officers and employees.

∠

Clawback Policy. Any shares acquired pursuant to the 2016 Plan are subject to our policy for recovery of equity-based and cash-based incentive compensation from our executive officers under certain circumstances, including accounting restatements.

Determination of 2016 Plan Share Reserve

In determining the amount of the share reserve for the 2016 Plan, our Compensation Committee considered a number of factors, including the following:

∠

Importance of long-term equity incentives. Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term stockholder value creation, aligning executives’ interests with the interests of stockholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be of utmost importance to our success.

∠

Historical equity award burn rate. Our three-year average annual equity grant rate, or “burn rate,” for the 2013-2015 period was 1.87%.  This compares to benchmark guidance of 4.04% for our industry classification among Russell 3000 companies.

∠

Overhang. As of December 31, 2015, the 1,505,386 shares of our common stock subject to outstanding stock options and stock unit awards represented approximately 6.2% of the number of our common shares outstanding. The 3,500,000 shares proposed for the 2016 Plan’s share reserve would increase this overhang percentage to approximately 11.7%.

∠

Expected share usage and burn rate. We expect to continue making equity awards consistent with our past practices, and to maintain an average annual burn rate over the next three years of approximately 2.0%. On that basis, the Compensation Committee anticipates that the 3,500,000 shares available for future awards under the 2016 Plan would be sufficient for equity awards for approximately six to seven years at the current stock price.

Expectations regarding future share usage under the 2016 Plan are naturally based on a number of assumptions regarding factors such as our future stock price performance, future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2016 Plan reserve through forfeitures, cancellations and the like, and the level at which performance-based awards pay out. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Description of the 2016 Plan

The major features of the 2016 Plan are summarized below.  The summary is qualified in its entirety by reference to the full text of the 2016 Plan, which is attached as Appendix A to this Proxy Statement.

Purpose of the Plan.  The 2016 Plan is intended to enable us to attract and retain the best available personnel for positions of responsibility, and to provide them with incentive awards intended to align their interests with those of our stockholders and thereby promote our long-term business success.

Eligible Participants.  Employees, consultants and advisors of the Company or any subsidiary, as well as non-employee directors of the Company, are eligible to receive awards under the 2016 Plan.  As of March 31, 2016, there were approximately 1,680 employees of the Company and its subsidiaries, three non-employee directors of the Company and an indeterminate number of consultants and advisors who could be eligible to receive awards under the 2016 Plan.  Although not necessarily indicative of future grants under the 2016 Plan, as of the same date, approximately 35 of the 1,680 eligible employees and all of the non-employee directors have been granted awards under the Amended 2005 Plan, but no consultants or advisors have been granted awards under the Amended 2005 Plan.

Administration.  The 2016 Plan is administered by the Compensation Committee, except for awards to non-employee directors which are administered by the Board.  To the extent consistent with applicable law, the Compensation Committee may delegate its duties, power and authority under the 2016 Plan to any of its members, to our executive officers or non-employee directors with respect to awards to participants who are not themselves our directors or executive officers, or to one or more agents or advisors with respect to non-discretionary administrative duties.

The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards.  The Compensation Committee may also require or permit the deferral of the settlement of an award, establish and modify rules to administer the 2016 Plan, interpret the 2016 Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award, and otherwise modify or amend the terms of outstanding awards to the extent permitted under the 2016 Plan.  Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant whose rights would be materially impaired by such an amendment must consent to it.

Except in connection with equity restructurings and other changes in the Company’s capitalization in which share adjustments are specifically authorized, the 2016 Plan prohibits the Compensation Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our stockholders.  For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in exchange for replacement option or SAR awards having a lower exercise price or canceling an underwater option or SAR award in exchange for cash, other property or a “full value award” (an equity-based award other than an option or SAR award).

Subject to certain limits in the 2016 Plan, the Compensation Committee may also establish subplans or modify the terms of awards under the 2016 Plan with respect to participants who reside outside of the United States or are employed by a non-U.S. subsidiary in order to comply with local legal requirements.

Available Shares and Limitations on Awards.  A maximum of 3,500,000 shares of our common stock are available for awards and issuance under the 2016 Plan.  The shares of common stock that may be issued under the 2016 Plan are authorized but unissued or treasury shares.  The number of shares of common stock subject to options or SARs that may be granted to any one participant during a calendar year under the 2016 Plan may not exceed 1,000,000. There are certain additional limitations on individual awards intended to qualify as performance-based compensation under Code Section 162(m), as discussed below.  All of these share limitations are subject to adjustment for changes in our corporate capitalization or shares, as described below.

The aggregate grant date fair value of all awards granted during any calendar year under the 2016 Plan to any non-employee director (other than awards granted at the election of the director in lieu of cash retainers or fees otherwise payable to the director) may not exceed $500,000.

The 2016 Plan share reserve will be reduced by one share for every one share subject to an option or SAR award, and by 1.75 shares for every share subject to a full value award.  Any shares of common stock subject to an award under the 2016 Plan that expires, is forfeited or cancelled, or is settled or paid in cash will, to the extent of such expiration, forfeiture, cancellation or cash settlement, automatically replenish the 2016 Plan share reserve based on the same share ratio by which the share reserve was decreased when the award was originally granted. However, any shares tendered or withheld to pay the exercise price of an option award, any shares tendered or withheld to satisfy a tax withholding obligation in connection with any award, any shares repurchased by us using option exercise proceeds and any shares subject to an SAR award that are not issued in connection with the stock settlement of that award on its exercise will not replenish the 2016 Plan share reserve.

Awards granted or shares of our common stock issued under the 2016 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2016 Plan.  Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition, the unused shares under that pre-existing plan may be used for awards under the 2016 Plan and will not reduce the share reserve under the 2016 Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

Types of Awards. The 2016 Plan permits us to grant stock option awards, SAR awards, restricted stock awards, stock unit awards and other stock-based awards to eligible recipients.  These types of awards are described in more detail below.

Options.  Employees of our Company or any subsidiary may be awarded “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.”  All 3,500,000 shares comprising the 2016 Plan’s initial share reserve may be the subject of incentive stock option awards.  The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described above.  “Fair market value” under the 2016 Plan as of any date means the closing sale price of a share of our common stock on the NASDAQ Capital Market on that date.  As of March 31, 2016, the closing sale price of a share of our common stock on the NASDAQ Capital Market was $6.16.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us.  Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such times, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents will be paid with respect to shares subject to an option.

Stock Appreciation Rights.  A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares.  The Compensation Committee determines whether payment will be made in shares of our common stock, cash or a combination of both.  The exercise price per share of a SAR award will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier.  A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2016 Plan, as may be determined by the Compensation Committee.

Restricted Stock Awards.  A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Compensation Committee.  Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture.  The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals.  Except for regular cash dividends on restricted stock awards that are subject only to service-based vesting conditions, dividends and distributions that are paid on restricted stock will be subject to the same restrictions as the underlying shares.  Participants are entitled to vote shares of restricted stock prior to the time they vest.

Stock Unit Awards.  The grant of a stock unit provides the right to receive the fair market value a share of our common stock, payable in cash, shares, or a combination of both as determined by the Compensation Committee.  A stock unit award vests at such times and in such installments as may be determined by the Compensation Committee.  Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture.  Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2016 Plan, as may be determined by the Compensation Committee.  The Compensation Committee may provide for the payment or crediting of dividend equivalents on stock unit awards and other stock-based awards, but any dividend equivalents paid or credited on unvested awards of those types that are subject to performance-based vesting conditions will be subject to the same vesting conditions as the underlying units or share equivalents.

Other Stock-Based Awards.  The Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2016 Plan.  The Compensation Committee has complete discretion to determine the terms and conditions of such awards.

Minimum Vesting Periods.  Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of at least one year.  These required vesting and performance periods will not apply: (i) to awards granted in payment of other compensation that is already earned and payable, (ii) upon a change in control, (iii) upon termination of service due to death or disability, (iv) to a substitute award that does not reduce the vesting period of the award being replaced, or (v) to awards involving an aggregate number of shares not in excess of 5% of the 2016 Plan’s share reserve.

Transferability of Awards.  In general, no right or interest in any award under the 2016 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution.  However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act, including the entities described therein) or pursuant to a domestic relations order.  Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.

Effect of Termination of Service.  If a participant’s employment or other service relationship with us and our subsidiaries is terminated, the 2016 Plan provides that unvested portions of his or her outstanding awards will be forfeited and vested portions of outstanding option and SAR awards will continue to be exercisable for a period of either three months or one year after termination, depending on the reason for the termination, unless the termination is for cause.  In that case, the vested but unexercised portions of option and SAR awards will also be terminated. The Compensation Committee may provide for different termination consequences in an individual award agreement.

Unless defined differently in an agreement between a participant and us, “cause” for termination is generally defined in the 2016 Plan to involve (i) conviction  for committing a felony under federal law or the law of the state in which such action occurred, (ii) fraud or dishonesty against the Company or an affiliate or in the course of fulfilling the participant’s duties, (iii) willful and deliberate failure to perform his or her duties in any material respect, (iv) illegal drug use or alcohol abuse on Company or affiliate premises or at a Company or affiliate sponsored event, (v) conduct which in the good faith and reasonable determination of the Compensation Committee demonstrates gross unfitness to provide services to the Company or an affiliate, (vi) an intentional, material violation of any contract between the participant and the Company or an affiliate or of any statutory duty of the participant to the Company or an affiliate, or (vii) prior to a change in control, such other events as shall be determined by the Compensation Committee.

Performance-Based Compensation Under Section 162(m).  The Compensation Committee may grant full value awards under the 2016 Plan to employees who are or may be “covered employees,” as defined in Code Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes.  Under current Internal Revenue Service interpretations, the “covered employees” of a company for any year are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at the end of that year.  Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied.  Option and SAR awards granted under the 2016 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The maximum number of our shares that may be the subject of full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), that are denominated in shares or share equivalents and that are granted to any participant during any calendar year may not exceed 1,000,000 shares.  The maximum amount payable with respect to any full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), that are denominated other than in shares or share equivalents and that are granted to any participant during any calendar year shall not exceed $5,000,000.

The pre-established performance goals set by the Compensation Committee must be based on one or more of the following performance measures specified in the 2016 Plan: (i) net earnings or net income; (ii) earnings before one or more of interest, taxes, depreciation, amortization and share-based compensation expense; (iii) earnings per share (basic or diluted); (iv) revenue; (v) gross profit; (vi) operating income; (vii) profitability as measured by return ratios (including, but not limited to, return on operating assets, return on assets, return on equity, return on invested capital and return on revenue) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue or gross profit; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (ix) market share; (x) margins (including, but not limited to, one or more of gross, operating and net earnings margins); (xi) stock price; (xii) total stockholder return; (xiii) asset quality; (xiv) non-performing assets; (xv) operating assets; (xvi) balance of cash, cash equivalents and marketable securities; (xvii) cost and expense management; (xviii) economic value added or similar value added measurements; (xix) improvement in or attainment of working capital levels; (xx) productivity ratios; (xxi) employee retention or satisfaction measures; (xxii) safety record; (xxiii) customer satisfaction; (xxiv) debt, credit or other leverage measures or ratios; (xxv) implementation or completion of critical projects; (xxvi) marketing-spending efficiency; and (xxvii) core non-interest income.

The Compensation Committee may select one measure or multiple measures for assessing performance, and the measurement may be based upon Company-wide, subsidiary, business unit or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies, indices or other external measures.  The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it elects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).  In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Approval of the 2016 Plan at the 2016 Annual Meeting will be deemed to include approval of the material terms of awards intended to qualify as performance-based compensation under Section 162(m), including the employees eligible to receive such awards, the business criteria on which performance goals are based and the maximum awards that may be made to any individual.

Change in Control. If a change in control of our Company that involves a corporate transaction occurs, then the consequences will be as described in this paragraph unless the Compensation Committee provides otherwise in an applicable award agreement. If an outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, and if within one year after the change in control a participant’s employment or other service is involuntarily terminated without cause, (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. For these purposes, a performance-based full value award will be considered fully vested if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period elapsed prior to the participant’s termination of employment or other service.

If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest immediately prior to the effective time of the corporate transaction. In this scenario, performance-based full value awards will be considered fully vested in the same manner as described above, except that the proportionate vesting amount will be determined with respect to the portion of the performance period that elapsed prior to the change in control. Alternatively, if outstanding awards are not continued, assumed or replaced, the Compensation Committee may elect to terminate such awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

If a change in control of our Company that does not involve a corporate transaction occurs, the Compensation Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding awards, which may include (i) providing that outstanding awards will vest and become exercisable or payable, in whole or in part, prior to or upon consummation of such change in control, or upon termination of a participant’s employment or other service under specified conditions after the change in control, or (ii) providing for the cancellation of any outstanding award in exchange for a payment equal to the intrinsic value of the award at the time of the change in control.

For purposes of the 2016 Plan, the following terms have the meanings indicated:

∠

A “change in control” generally refers to a corporate transaction as defined below, the acquisition by a person or group of more than one-third of the voting power of our stock, or certain changes in the composition of our Board.

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A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.

Share Adjustment Provisions.  If certain transactions with our stockholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2016 Plan, (ii) outstanding awards as to the class, number of shares and exercise price per share, and (iii) award limitations prescribed by the 2016 Plan.  In connection with other types of transactions that may also affect our common stock, such as reorganizations, mergers or consolidations, the Compensation Committee may make similar equitable adjustments in its discretion.

Deferral of Payouts.  The Compensation Committee may permit or require the deferral by a participant of the receipt of shares or cash in settlement of any full value award or cash incentive award under the 2016 Plan, and will prescribe the terms, conditions and procedures for such deferrals.

Effective Date and Term of the 2016 Plan.  The 2016 Plan will become effective on the date it is approved by our stockholders.  No awards may be made under the 2016 prior to its effective date.  If the 2016 Plan is not approved by our stockholders by June 30, 2016, the 2016 Plan will be of no further force or effect.  Unless terminated earlier by the Board, the 2016 Plan will terminate on the tenth anniversary of its effective date.  Awards outstanding under the 2016 Plan at the time it terminates will continue in accordance with their terms.  The Board may suspend or terminate the 2016 Plan at any time.

Amendment of the Plan. Our Board may amend the 2016 Plan at any time, but no amendments will be effective without stockholder approval if such approval is required under applicable laws or regulations or under the rules of the NASDAQ Stock Market.  No amendment of the 2016 Plan may materially impair the rights of a participant under any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2016 Plan, based on current statutes, regulations and interpretations.

Nonqualified Stock Options.  If a participant is granted a nonqualified stock option under the 2016 Plan, the participant will not recognize taxable income upon the grant of the option.  Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid.  The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised.  Any subsequent gain or loss will be taxable as a capital gain or loss.  The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income, subject to Code Section 162(m) with respect to covered employees.

Incentive Stock Options.  If a participant is granted an incentive stock option under the 2016 Plan, the participant will not recognize taxable income upon grant of the option.  Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise.  However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax.  If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction.  Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards.  The current federal income tax consequences of other awards authorized under the 2016 Plan generally follow certain basic patterns.  SAR awards are taxed and deductible in substantially the same manner as nonqualified stock options.  An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant.  Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable.  In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code.  Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.”  The 2016 Plan is intended to meet the requirements of Section 162(m), but full value awards granted under the 2016 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.

Section 409A of the Code.  The foregoing discussion of tax consequences of awards under the 2016 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements.  If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Awards Under the 2016 Plan

Because the 2016 Plan will not become effective until it is approved by our stockholders, the Compensation Committee has not yet approved any awards under, or subject to, the 2016 Plan.  In addition, because all awards under the 2016 Plan are discretionary with the Compensation Committee, neither the number nor types of future 2016 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

Vote Required

The affirmative vote of a majority of our common stock present, either in person or by proxy, and entitled to vote is required to approve this Proposal No. 4. Abstentions effectively count as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE CENTURY CASINOS, INC. 2016 EQUITY INCENTIVE PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. SEC rules also require our directors, officers and greater than 10% stockholders to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon review of the reports furnished to us and written representations from our directors and officers, all directors, officers and greater than 10% stockholders timely filed all reports regarding transactions in our securities required to be filed during 2015 under Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Haitzmann, our Chairman and Co Chief Executive Officer, and Mr. Hoetzinger, our Vice Chairman, Co Chief Executive Officer and President, are Austrian citizens and have established wholly-owned companies or family trusts to hold a certain portion of their respective interests in us.  See “Security Ownership of Certain Beneficial Owners and Management.”

Our Audit Committee Charter provides that the Audit Committee must approve transactions between us and related parties for actual or apparent conflicts of interest. The Audit Committee defines a related party transaction as one between our directors and executive officers, their immediate family members and entities in which they hold a 5% or greater beneficial ownership interest, where the aggregate amount is expected to exceed $120,000 in any calendar year.

The Audit Committee approved the management agreements between us and entities indirectly owned by our Co Chief Executive Officers, as described above under “Executive Agreements.”

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC's "householding" rules. These householding rules permit the delivery of only one set of proxy solicitation materials to stockholders who share the same address, unless otherwise requested. Any stockholder of record who shares an address with another stockholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge, or request future delivery of separate materials upon writing our Corporate Secretary at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903 or calling (719) 527-8300. Likewise, any stockholder of record who shares an address with another stockholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing our Corporate Secretary at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903 or calling (719) 527-8300.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least thirty days or more after receipt of your revocation.

Appendix A

CENTURY CASINOS, INC.

2016 EQUITY INCENTIVE PLAN

1.Purpose.  The purpose of the Century Casinos, Inc. 2016 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.

2.Definitions.  In this Plan, the following definitions will apply.

(a)“Affiliate” means any entity that is a Subsidiary or Parent of the Company.

(b)“Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan.  An Agreement is subject to the terms and conditions of the Plan.

(c)“Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or an Other Stock-Based Award.

(d)“Board” means the Board of Directors of the Company.

(e)“Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition means, a Participant’s (i) conviction  for committing a felony under federal law or the law of the state in which such action occurred, (ii) fraud or dishonesty against the Company or an Affiliate or in the course of fulfilling the Participant’s Service Provider duties, (iii) willful and deliberate failure to perform his or her Service Provider duties in any material respect, (iv) illegal drug use or alcohol abuse on Company or Affiliate premises or at a Company or Affiliate sponsored event, (v) conduct which in the good faith and reasonable determination of the Committee demonstrates gross unfitness to serve in a Service Provider capacity, (vi) intentional, material violation of any contract between the Participant and the Company or an Affiliate or of any statutory duty of the Participant to the Company or an Affiliate, or (vii) prior to a Change in Control, such other events as shall be determined by the Committee.  The Committee shall, unless otherwise provided in a then-effective agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(f)  “Change in Control” means one of the following:

(1)An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing one-third or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A)any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;

(B)any formation of a Group consisting solely of beneficial owners of the Company's Voting Securities as of the effective date of this Plan;

(C)any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of more than 50% of the Company’s Voting Securities; or

(D)with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of one-third or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.  Furthermore, a Change in Control will occur if a Person becomes the beneficial owner of one-third or more of the Company’s Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a

Change in Control pursuant to subsection 2(f)(3).

(2)Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3)A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Company's Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company's Voting Securities; (ii) no Exchange Act Person beneficially owns one-third or more of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (provided that no Exchange Act Person shall be deemed to beneficially own one-third or more of the combined voting power of the surviving or acquiring entity solely as a result of holding Voting Securities of the Company prior to the Corporate Transaction); and (iii) at least a majority of the members of the board of directors of the surviving or acquiring entity resulting from such Corporate Transaction were Continuing Directors immediately prior to the Corporate Transaction.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(g)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

(h)“Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the Nasdaq Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).  Notwithstanding the foregoing, if the Board has not designated a Committee as contemplated by the foregoing sentence or has reserved to itself the authority to administer the Plan with respect to certain categories of Participants, the Board shall perform the duties and have the responsibilities of the Committee generally or with respect to the specified categories of Participants, as the case may be.

(i)“Company” means Century Casinos, Inc., a Delaware corporation, or any successor thereto.

(j)“Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date of the Plan and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii) an individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest relating to the election of directors.

(k)“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.

(l)“Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(m)“Employee” means an employee of the Company or an Affiliate.

(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(o)“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(p)“Fair Market Value” means the fair market value of a Share determined as follows:

(1)If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(q)“Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.

(r)“Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(s)“Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

(t)“Non-Employee Director” means a member of the Board who is not an Employee.

(u)“Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price.  An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422.  A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

(v)“Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(w)“Parent” means a “parent corporation,” as defined in Code Section 424(e).

(x)“Participant” means a person to whom a then-outstanding Award has been granted under the Plan.

(y)“Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(z)“Plan” means this Century Casinos, Inc. 2016 Equity Incentive Plan, as amended and in effect from time to time.

(aa)“Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(bb)“Retirement” means any termination of a Participant’s Service, other than for Cause, occurring at or after age 65.

 (cc)“Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.  A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate.  Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(dd)“Service Provider” means an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ee)“Share” means a share of Stock.

(ff)“Stock” means the common stock, $0.01 par value per Share, of the Company.

(gg)“Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(hh)“Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(ii)“Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(jj)“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.  The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(kk)“Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3.Administration of the Plan.

(a)Administration.  The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)Scope of Authority.  Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);

(3)adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

(4)granting Substitute Awards under the Plan;

(5)taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and

(6)requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.

(c)Awards to Foreign Service Providers.  The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan.  In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)Acts of the Committee; Delegation.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee.  Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h).  To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company.  The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)Finality of Decisions.  The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)Indemnification.  Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual's duties under the Plan.  This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf.  The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4.Shares Available Under the Plan.

(a)Maximum Shares Available.  Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 3,500,000.  Shares issued under the Plan may come from authorized and unissued shares or treasury shares.  In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.

(2)Shares that are subject to Full Value Awards shall be counted against the share reserve as 1.75 Shares for every one Share granted.

(3)Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

(4)Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(5)Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(6)Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b)Effect of Forfeitures and Other Actions.  Any Shares subject to an Award that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below.  The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the purchase price of an Option Award, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of Options, and (iv) Shares subject to a SAR Award that are not issued in connection with the stock settlement of that Award upon its exercise.

(c)Counting Shares Again Available.  Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable Award.

(d)Effect of Plans Operated by Acquired Companies.  If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a).  Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(e)No Fractional Shares.  Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.  No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

(f)Individual Option and SAR Limit.  The aggregate number of Shares subject to Option and/or Stock Appreciation Right Awards granted during any calendar year to any one Participant other than a Non-Employee Director shall not exceed 1,000,000 Shares (subject to adjustment as provided in Section 12(a)).

(g)Performance-Based Compensation Limit.  With respect to Awards of Performance-Based Compensation, (i) the maximum number of Shares that may be the subject of Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 1,000,000 Shares (subject to adjustment as provided in Section 12(a)); and (ii) the maximum amount payable with respect to Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $5,000,000.

 (h)Limits on Awards to Non-Employee Directors.  The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director (excluding any Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) shall not exceed $500,000.

5.Eligibility.  Participation in the Plan is limited to Service Providers.  Incentive Stock Options may only be granted to Employees.

6.General Terms of Awards.

(a)Award Agreement.  Except for an Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee.  An Award to a Participant may be made singly or in combination with any form of Award.  Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)Vesting and Term.  Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period.  Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date, and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i)  a Change in Control, (ii) a termination of Service due to death or Disability, (iii) a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards granted in payment of or exchange for other compensation already earned and payable, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a).  For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company’s stockholders to the date of the next annual meeting of the Company’s stockholders.

(c)Transferability.  Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution.  Any attempted transfer in violation of this Section 6(c) shall be of no effect.  The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, including the entities described therein) of the Participant.  Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof.  For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d)Designation of Beneficiary.  To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death.  Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.

(e)Termination of Service.  Unless otherwise provided in an applicable Agreement, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):

(1)Upon termination of Service by the Company or an Affiliate for Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2)Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3)Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination.  However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(4)Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(f)Rights as Stockholder.  No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g)Performance-Based Awards.  Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award.  In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned.  Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 16 of this Plan.  Except as provided in Section 16 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of applicable performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.

(h)Dividends and Dividend Equivalents.  No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award.  Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions.  In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared and paid on outstanding Shares.  The terms of any dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents.  Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award whose vesting is subject to the satisfaction of specified performance goals will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate.  The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).  Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an outstanding Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

(i)Deferrals of Full Value Awards.  The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A.  The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents.  The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.

7.Stock Option Awards.

(a)Type and Exercise Price.  The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.  The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b)Payment of Exercise Price.  The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise.  The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)Exercisability and Expiration.  Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement.  No Option Award shall be exercisable at any time after its scheduled expiration.  When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d)Incentive Stock Options.

(1)An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code.  To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award.  The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be 3,500,000, subject to adjustment as provided in Section 12(a).

(2)No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined Voting Power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

(3)For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract.  If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4)If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5)The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.

(e)Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of an Option Award during the applicable post-termination of Service exercise period as set forth in Section 6(e) or in the applicable Agreement is prevented by Section 17(c), the Option shall remain exercisable until the later of (i) 30 days after the date the exercise of the Option would no longer be prevented by such provision, or (ii) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the applicable Agreement.

8.Stock Appreciation Right Awards.

(a)Nature of Award.  An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares.  The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)Exercise of SAR.  Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement.  No SAR Award shall be exercisable at any time after its scheduled expiration.  When a SAR Award is no longer exercisable, it shall be deemed to have terminated.  Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.  The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9.Restricted Stock Awards.

(a)Vesting and Consideration.  Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion.  The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b)Shares Subject to Restricted Stock Awards.  Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant.  Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby.  Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions.  Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee.  Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.Stock Unit Awards.

(a)Vesting and Consideration.  A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion.  If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)Payment of Award.  Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

11.Other Stock-Based Awards.  The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan.  The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.  The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.Changes in Capitalization, Corporate Transactions, Change in Control.

(a)Adjustments for Changes in Capitalization.  In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b)Corporate Transactions.  Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1)Continuation, Assumption or Replacement of Awards.  In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below.  A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards.  For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

(2)Acceleration.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction.  The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants.  The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

 (3)Payment for Awards.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3).   The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3).  The payment for any Award surrendered shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award.  If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant.  Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(4)Termination After a Corporate Transaction.  If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within one year after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance-based award determined as provided in Section 12(b)(2), except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider).

(c)Other Change in Control.  In the event of a Change in Control that does not involve a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (i)  providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 12(b)(3) or (ii) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

(d)Dissolution or Liquidation.  Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  An Award will terminate immediately prior to the consummation of such proposed action.

13.Plan Participation and Service Provider Status.  Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally.  Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.Tax Withholding.  The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares.  In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required tax withholdings (but not to exceed the minimum statutory amount required to be withheld if such limitation is necessary to avoid an adverse accounting impact) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant, or by delivering to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15.Effective Date, Duration, Amendment and Termination of the Plan.

(a)Effective Date.  The Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i).  No Awards shall be made under the Plan prior to its effective date.  If the Company’s shareholders fail to approve the Plan by June 30, 2016, the Plan will be of no further force or effect.

(b)Duration of the Plan.  The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”).  Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.

(c)Amendment and Termination of the Plan.  The Board may at any time terminate, suspend or amend the Plan.  The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed.  No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)Amendment of Awards.  Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 17(i).

(e)No Option or SAR Repricing.  Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.

16.Performance-Based Compensation.

(a)Designation of Awards.  If the Committee determines at the time a Full Value Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 16 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b)Compliance with Code Section 162(m).  If an Award is subject to this Section 16, then the grant of the Award, the vesting and lapse of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 16(c).  The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 16, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m).  In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles.  The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation.  The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with an Award subject to this Section 16.  The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 16 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c)Performance Measures.  For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 16, the performance measures to be utilized shall be limited to one or a combination of two or more of the following performance measures: (i) net earnings or net income; (ii) earnings before one or more of interest, taxes, depreciation, amortization and share-based compensation expense; (iii) earnings per share (basic or diluted); (iv) revenue; (v) gross profit; (vi) operating income; (vii) profitability as measured by return ratios (including, but not limited to, return on assets, return on operating assets, return on equity, return on invested capital and return on revenue) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue or gross profit; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (ix) market share; (x) margins (including, but not limited to, one or more of gross, operating and net earnings margins); (xi) stock price; (xii) total stockholder return; (xiii) asset quality; (xiv) non-performing assets; (xv) operating assets; (xvi) balance of cash, cash equivalents and marketable securities; (xvii) cost and expense management; (xviii) economic value added or similar value added measurements; (xix) improvement in or attainment of working capital levels; (xx) productivity ratios; (xxi) employee retention or satisfaction measures; (xxii) safety record; (xxiii) customer satisfaction; (xxiv) debt, credit or other leverage measures or ratios; (xxv) implementation or completion of critical projects; (xxvi) marketing-spending efficiency; and (xxvii) core non-interest income.    Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, business unit or individual performance.

17.Other Provisions.

(a)Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant.   To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)Limits of Liability.  Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c)Compliance with Applicable Legal Requirements and Company Policies.  No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed.  During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction.  Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 17(i).

(d)Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)Governing Law.  To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)Code Section 409A.  It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent.  The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law.  Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2)If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death.  Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

(h)Rule 16b-3.  It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3.  If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 17(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict.  To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)Forfeiture and Compensation Recovery.

(1)The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of non-competition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

 (2)Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law.  Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

PROXY

CENTURY CASINOS, INC.

This Proxy is solicited by the Board of Directors

The undersigned stockholder of Century Casinos, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders, to be held online via the Internet at www.virtualshareholdermeeting.com/cnty2016 on Thursday, June 9, 2016 and hereby appoints Erwin Haitzmann, Peter Hoetzinger or Margaret Stapleton, or any of them individually, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

(1)	To elect two Class I directors to the Board of Directors.

      (The Board of Directors recommends a vote for election of the following nominees.)

ROBERT S. EICHBERG☐   FOR         ☐  AGAINST         ☐   ABSTAIN

DR. DINAH CORBACI☐   FOR         ☐  AGAINST         ☐   ABSTAIN

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

      (The Board of Directors recommends a vote for ratification.)

☐   FOR         ☐  AGAINST         ☐   ABSTAIN

(3)	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers.

      (The Board of Directors recommends a vote for approval.)

☐   FOR         ☐  AGAINST         ☐   ABSTAIN

(4)	To approve and adopt the Century Casinos, Inc. 2016 Equity Incentive Plan.

      (The Board of Directors recommends a vote for approval.)

☐   FOR         ☐  AGAINST         ☐   ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Thursday, June 9, 2016.

The Proxy Statement and annual report to stockholders are available at www.proxyvote.com.

(Continued and to be signed on reverse side)

(Continued from other side)

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder.  Unless contrary instructions are given, the shares represented by this proxy will be voted FOR the nominees set forth in Item 1, FOR Item 2, FOR Item 3 and FOR Item 4 and in the discretion of the proxy holders on any other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Dated this______ day of _________________, 2016

Signature__________________________________

Signature__________________________________

Please sign your name exactly as it appears on your stock certificate.  If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

☐   Please indicate if you plan to attend this meeting.